Exhibit 6.1

CLUB W, INC.

bwsc, llc

WESTERN ALLIANCE BANK, AN ARIZONA CORPORATION

LOAN AND SECURITY AGREEMENT

This Loan And Security Agreement is entered into as of October 5, 2015, by and between Western Alliance Bank, an Arizona corporation (“Bank”), and CLUB W, INC., a Delaware corporation and BWSC, LLC, a Delaware limited liability company (each a “Borrower” and collectively, the “Borrowers”).

Recitals

Borrowers wish to obtain credit from time to time from Bank, and Bank desires to extend credit to Borrowers. This Agreement sets forth the terms on which Bank will advance credit to Borrowers, and Borrowers will repay the amounts owing to Bank.

Agreement

The parties agree as follows:

1.           Definitions and Construction.

1.1          Definitions. As used in this Agreement, the following terms shall have the following definitions:

“Accounts” means all presently existing and hereafter arising accounts, contract rights, payment intangibles, and all other forms of obligations owing to a Borrower arising out of the sale or lease of goods (including, without limitation, the licensing of software and other technology) or the rendering of services by a Borrower, whether or not earned by performance, and any and all credit insurance, guaranties, and other security therefor, as well as all merchandise returned to or reclaimed by a Borrower and each Borrower’s Books relating to any of the foregoing.

“Advance” or “Advances” means a cash advance or cash advances under the Revolving Facility.

“Affiliate” means, with respect to any Person, any Person that owns or controls directly or indirectly such Person, any Person that controls or is controlled by or is under common control with such Person, and each of such Person’s senior executive officers, directors, and partners.

“Bank Expenses” means all: reasonable costs or expenses (including reasonable attorneys’ fees and expenses) incurred in connection with the preparation, negotiation, administration, and enforcement of the Loan Documents; reasonable Collateral audit fees; and Bank’s reasonable attorneys’ fees and expenses incurred in amending, enforcing or defending the Loan Documents (including fees and expenses of appeal), incurred before, during and after an Insolvency Proceeding, whether or not suit is brought.

“Borrower’s Books” means all of a Borrower’s books and records including: ledgers; records concerning such Borrower’s assets or liabilities, the Collateral, business operations or financial condition; and all computer programs, or tape files, and the equipment, containing such information.

“Borrowing Base” means an amount equal to (a) the MRR Retention Rate, up to one hundred percent (100%), multiplied by (b) Eligible MRR multiplied by three (3), as determined by Bank with reference to the most recent Borrowing Base Certificate delivered by Borrower.

“Business Day” means any day that is not a Saturday, Sunday, or other day on which banks in the State of California are authorized or required to close.

“Cash Management Sublimit” means a sublimit for cash management transactions under the Revolving Line not to exceed Five Hundred Thousand Dollars ($500,000).

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“Change in Control” shall mean a transaction in which any “person” or “group” (within the meaning of Section 13(d) and 14(d)(2) of the Securities Exchange Act of 1934) becomes the “beneficial owner” (as defined in Rule 13d-3 under the Securities Exchange Act of 1934), directly or indirectly, of a sufficient number of shares of all classes of stock then outstanding of a Borrower ordinarily entitled to vote in the election of directors, empowering such “person” or “group” to elect a majority of the Board of Directors of such Borrower, who did not have such power before such transaction.

“Closing Date” means the date of this Agreement.

“Code” means the California Uniform Commercial Code.

“Collateral” means the property described on Exhibit A attached hereto.

“Contingent Obligation” means, as applied to any Person, any direct or indirect liability, contingent or otherwise, of that Person with respect to (i) any indebtedness, lease, dividend, letter of credit or other obligation of another; (ii) any obligations with respect to undrawn letters of credit, corporate credit cards, or merchant services issued or provided for the account of that Person; and (iii) all obligations arising under any agreement or arrangement designed to protect such Person against fluctuation in interest rates, currency exchange rates or commodity prices; provided, however, that the term “Contingent Obligation” shall not include endorsements for collection or deposit in the ordinary course of business. The amount of any Contingent Obligation shall be deemed to be an amount equal to the stated or determined amount of the primary obligation in respect of which such Contingent Obligation is made or, if not stated or determinable, the maximum reasonably anticipated liability in respect thereof as determined by Bank in good faith; provided, however, that such amount shall not in any event exceed the maximum amount of the obligations under the guarantee or other support arrangement.

“Copyrights” means any and all copyright rights, copyright applications, copyright registrations and like protections in each work or authorship and derivative work thereof.

“Credit Extension” means each Advance, Inventory Advance, use of the Cash Management Sublimit, the International Sublimit, or any other extension of credit by Bank for the benefit of Borrowers hereunder.

“Daily Balance” means the amount of the Obligations owed at the end of a given day.

“EBITDA” means net profit before tax plus interest expense, depreciation expense and amortization expense.

“Eligible MRR” means GAAP revenue of Borrowers recognized during the measurement period from subscription licenses and maintenance support contracts (including all GAAP revenue associated with upsell, renewals and expansion to existing accounts), less (a) refunds, discounts and chargebacks and (b) subscription or support revenue from any customer that (i) has elected to cancel or not renew its license or maintenance contract, (ii) goes out of business or is insolvent, or (iii) has a receivable aged more than ninety (90) days from invoice date, without Bank's consent.

“Eligible Inventory” means Inventory that (i) consists of finished goods, in good, new, and salable condition, (ii) meets all applicable governmental standards; (iii) is not subject to any Liens, except the first priority Liens granted or in favor of Bank under this Agreement; and (iv) is located at the locations where a Borrower has delivered to Bank a bailee or landlord waiver in favor of Bank in form and substance acceptable to Bank in its sole discretion.

“Equipment” means all present and future machinery, equipment, tenant improvements, furniture, fixtures, vehicles, tools, parts and attachments in which a Borrower has any interest.

“ERISA” means the Employee Retirement Income Security Act of 1974, as amended, and the regulations thereunder.

“Event of Default” has the meaning assigned in Article 8.

“Foreign Exchange Reserve Percentage” is defined in Section 2.1(d)(ii) hereof.

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“FX Amount” is defined in Section 2.1(d)(ii) hereof.

“FX Contracts” are defined in Section 2.1(d)(ii) hereof.

“GAAP” means generally accepted accounting principles as in effect from time to time.

“Indebtedness” means (a) all indebtedness for borrowed money or the deferred purchase price of property or services, including without limitation reimbursement and other obligations with respect to surety bonds and letters of credit, (b) all obligations evidenced by notes, bonds, debentures or similar instruments, (c) all capital lease obligations and (d) all Contingent Obligations.

“Insolvency Proceeding” means any proceeding commenced by or against any person or entity under any provision of the United States Bankruptcy Code, as amended, or under any other bankruptcy or insolvency law, including assignments for the benefit of creditors, formal or informal moratoria, compositions, extension generally with its creditors, or proceedings seeking reorganization, arrangement, or other relief.

“Intellectual Property Collateral” means all of each Borrower’s right, title, and interest in and to the following: Copyrights, Trademarks and Patents; all trade secrets, all design rights, claims for damages by way of past, present and future infringement of any of the rights included above, all licenses or other rights to use any of the Copyrights, Patents or Trademarks, and all license fees and royalties arising from such use to the extent permitted by such license or rights; all amendments, renewals and extensions of any of the Copyrights, Trademarks or Patents; and all proceeds and products of the foregoing, including without limitation all payments under insurance or any indemnity or warranty payable in respect of any of the foregoing.

“International Sublimit” means a sublimit for foreign exchange services and export, import, and standby letters of credit under the Revolving Line not to exceed Five Hundred Thousand Dollars ($500,000).

“Inventory” means all inventory in which a Borrower has or acquires any interest, including raw materials, work in process and finished products intended for sale or lease or to be furnished under a contract of service, of every kind and description now or at any time hereafter owned by or in the custody or possession, actual or constructive, of a Borrower, including such inventory as is temporarily out of its custody or possession or in transit and including any returns upon any accounts or other proceeds, including insurance proceeds, resulting from the sale or disposition of any of the foregoing and any documents of title representing any of the above, and Borrower’s Books relating to any of the foregoing.

“Inventory Advance” is defined in Section 2.1(b).

“Inventory Sublimit” means a sublimit for Inventory Advances under the Revolving Line in an amount not to exceed Two Million Dollars ($2,000,000).

“Inventory Turn Ratio” means a ratio of (a) Borrowers’ cost of goods sold (calculated in accordance with GAAP) measured on an average trailing three (3) month basis multiplied by four (4) to (b) the lesser of (i) one hundred percent (100%) of the net orderly liquidation value (determined in accordance with GAAP) of the Eligible Inventory or (ii) fifty percent (50%) of the Eligible Inventory based on the cost of finished goods on hand (determined in accordance with GAAP), each measured on a trailing three month basis.

“Investment” means any beneficial ownership of (including stock, partnership interest or other securities) any Person, or any loan, advance or capital contribution to any Person.

“IRC” means the Internal Revenue Code of 1986, as amended, and the regulations thereunder.

“Letter of Credit” or “Letters of Credit” is defined in Section 2.1(d)(i) hereof.

“Lien” means any mortgage, lien, deed of trust, charge, pledge, security interest or other encumbrance.

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“Loan Documents” means, collectively, this Agreement, any note or notes executed by a Borrower, and any other agreement entered into in connection with this Agreement, all as amended or extended from time to time.

“Material Adverse Effect” means a material adverse effect on (i) the business operations, condition (financial or otherwise) or prospects of Borrowers and their Subsidiaries taken as a whole or (ii) the ability of Borrowers to repay the Obligations or otherwise perform its obligations under the Loan Documents or (iii) the value or priority of Bank’s security interests in the Collateral.

“MRR Retention Rate” means, as of the last day of a month, the ratio, expressed as a percentage, of (x) three (3) times the Eligible MRR for such month to (y) the Eligible MRR for the prior three (3) months.

“Negotiable Collateral” means all letters of credit of which a Borrower is a beneficiary, notes, drafts, instruments, securities, documents of title, and chattel paper, and a Borrower’s Books relating to any of the foregoing.

“Obligations” means all debt, principal, interest, Bank Expenses and other amounts owed to Bank by a Borrower pursuant to this Agreement or any other agreement, whether absolute or contingent, due or to become due, now existing or hereafter arising, including any interest that accrues after the commencement of an Insolvency Proceeding and including any debt, liability, or obligation owing from a Borrower to others that Bank may have obtained by assignment or otherwise.

“Operating Burn” means sum of Borrowers’ EBITDA resulting in a loss for the period (measured on an average trailing three (3) month basis).

“Parent” means CLUB W, INC..

“Patents” means all patents, patent applications and like protections including without limitation improvements, divisions, continuations, renewals, reissues, extensions and continuations-in-part of the same.

“Periodic Payments” means all installments or similar recurring payments that Borrowers may now or hereafter become obligated to pay to Bank pursuant to the terms and provisions of any instrument, or agreement now or hereafter in existence between Borrowers and Bank.

“Permitted Indebtedness” means:

(a)          Indebtedness of Borrowers in favor of Bank arising under this Agreement or any other Loan Document;

(b)          Indebtedness existing on the Closing Date and disclosed in the Schedule;

(c)          Indebtedness secured by a lien described in clause (c) of the defined term “Permitted Liens,” provided (i) such Indebtedness does not exceed the lesser of the cost or fair market value of the equipment financed with such Indebtedness and (ii) such Indebtedness does not exceed One Hundred Thousand Dollars ($100,000) in the aggregate at any given time; and

(d)          Subordinated Debt.

“Permitted Investment” means:

(a)          Investments existing on the Closing Date disclosed in the Schedule; and

(b)          (i) marketable direct obligations issued or unconditionally guaranteed by the United States of America or any agency or any State thereof maturing within one (1) year from the date of acquisition thereof, (ii) commercial paper maturing no more than one (1) year from the date of creation thereof and currently having rating of at least A-2 or P-2 from either Standard & Poor’s Corporation or Moody’s Investors Service, (iii) certificates of deposit maturing no more than one (1) year from the date of investment therein issued by Bank and (iv) Bank’s money market accounts.

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“Permitted Liens” means the following:

(a)          Any Liens existing on the Closing Date and disclosed in the Schedule or arising under this Agreement or the other Loan Documents;

(b)          Liens for taxes, fees, assessments or other governmental charges or levies, either not delinquent or being contested in good faith by appropriate proceedings, provided the same have no priority over any of Bank’s security interests;

(c)          Liens (i) upon or in any equipment which was not financed by Bank acquired or held by a Borrower or any of its Subsidiaries to secure the purchase price of such equipment or indebtedness incurred solely for the purpose of financing the acquisition of such equipment, or (ii) existing on such equipment at the time of its acquisition, provided that the Lien is confined solely to the property so acquired and improvements thereon, and the proceeds of such equipment;

(d)          Liens incurred in connection with the extension, renewal or refinancing of the indebtedness secured by Liens of the type described in clauses (a) through (c) above, provided that any extension, renewal or replacement Lien shall be limited to the property encumbered by the existing Lien and the principal amount of the indebtedness being extended, renewed or refinanced does not increase.

“Person” means any individual, sole proprietorship, partnership, limited liability company, joint venture, trust, unincorporated organization, association, corporation, institution, public benefit corporation, firm, joint stock company, estate, entity or governmental agency.

“Prime Rate” means the greater of three and one quarter of one percent (3.25%) or the Prime Rate published in the Money Rates section of the Western Edition of The Wall Street Journal, or such other rate of interest publicly announced from time to time by Bank as its Prime Rate. Bank may price loans to its customers at, above or below the Prime Rate. Any change in the Prime Rate shall take effect at the opening of business on the day specified in the public announcement of a change in Prime Rate.

“Responsible Officer” means each of the Chief Executive Officer, the Chief Operating Officer, the Chief Financial Officer and the Controller of each Borrower.

“Revolving Facility” means the facility under which Parent may request Bank to issue Advances, as specified in Section 2.1 hereof.

“Revolving Line” means a credit extension of up to Twelve Million Dollars ($12,000,000).

“Revolving Maturity Date” means September __, 2017.

“Schedule” means the schedule of exceptions attached hereto and approved by Bank, if any.

“Subordinated Debt” means any debt incurred by a Borrower that is subordinated to the debt owing by Borrowers to Bank on terms acceptable to Bank (and identified as being such by Borrowers and Bank).

“Subsidiary” means any corporation, company or partnership in which (i) any general partnership interest or (ii) more than fifty percent (50%) of the stock or other units of ownership which by the terms thereof has the ordinary voting power to elect the Board of Directors, managers or trustees of the entity, at the time as of which any determination is being made, is owned by a Borrower, either directly or through an Affiliate.

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“Trademarks” means any trademark and servicemark rights, whether registered or not, applications to register and registrations of the same and like protections, and the entire goodwill of the business of each Borrower connected with and symbolized by such trademarks.

1.2          Accounting Terms. All accounting terms not specifically defined herein shall be construed in accordance with GAAP and all calculations made hereunder shall be made in accordance with GAAP. When used herein, the terms “financial statements” shall include the notes and schedules thereto.

2.           Loan and Terms Of Payment.

2.1          Credit Extensions.

Each Borrower promises to pay to the order of Bank, in lawful money of the United States of America, the aggregate unpaid principal amount of all Credit Extensions made by Bank to Borrowers hereunder. Borrowers shall also pay interest on the unpaid principal amount of such Credit Extensions at rates in accordance with the terms hereof.

(a)          Revolving Advances.

(i)          Subject to and upon the terms and conditions of this Agreement, Parent may request Advances in an aggregate outstanding amount not to exceed the lesser of (i) the Revolving Line or (ii) the Borrowing Base, minus, in each case, the aggregate principal amount of Inventory Advances outstanding, the Cash Management Sublimit and the aggregate amounts outstanding under the International Sublimit. Subject to the terms and conditions of this Agreement, amounts borrowed pursuant to this Section 2.1(a) may be repaid and reborrowed at any time prior to the Revolving Maturity Date, at which time all Advances under this Section 2.1(a) shall be immediately due and payable. Borrowers may prepay any Advances without penalty or premium.

(ii)         Whenever a Borrower desires an Advance, Parent will notify Bank no later than 3:00 p.m. Pacific time, on the Business Day that the Advance is to be made. Each such notification shall be made (i) by telephone or in-person followed by written confirmation from Borrower within 24 hours, (ii) by electronic mail or facsimile transmission, or (iii) by delivering to Bank a Revolving Advance Request Form in substantially the form of Exhibit B hereto. Bank is authorized to make Advances under this Agreement, based upon instructions received from a Responsible Officer or a designee of a Responsible Officer, or without instructions if in Bank’s discretion such Advances are necessary to meet Obligations which have become due and remain unpaid. Bank shall be entitled to rely on any notice given by a person who Bank reasonably believes to be a Responsible Officer or a designee thereof, and Borrowers shall indemnify and hold Bank harmless for any damages or loss suffered by Bank as a result of such reliance. Bank will credit the amount of Advances made under this Section 2.1(a) to Parent’s deposit account.

(b)          Inventory Advances.

(i)          Subject to and upon the terms and conditions of this Agreement, at any time from the date hereof through the Revolving Maturity Date, Bank agrees to make advances to Borrowers based on Eligible Inventory (the “Inventory Advances”) in an aggregate amount not to exceed the Inventory Sublimit. Each Inventory Advance shall not exceed the lesser of (a) one hundred percent (100%) of the net orderly liquidation value (determined in accordance with GAAP) of the Eligible Inventory or (b) fifty percent (50%) of the Eligible Inventory based on the cost of finished goods on hand (determined in accordance with GAAP).

(ii)         Interest shall accrue from the date of each Inventory Advance at the rate specified in Section 2.3, and shall be payable monthly on the first day of each month so long as any Inventory Advances are outstanding. Amounts borrowed pursuant to this Section 2.1(b) may be repaid and reborrowed at any time prior to the Revolving Maturity Date, at which time all Inventory Advances under this Section 2.1(b) shall be immediately due and payable.

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(iii)        When a Borrower desires to obtain an Inventory Advance, Parent shall notify Bank (which notice shall be irrevocable) by electronic mail or facsimile transmission to be received no later than 3:00 p.m. Pacific time three (3) Business Days before the day on which the Inventory Advance is to be made. Such notice shall be substantially in the form of Exhibit B. The notice shall be signed by a Responsible Officer or its designee and include a copy of the invoice and proof of payment of such invoice for any Equipment to be financed.

(c)          Cash Management Sublimit. Subject to the terms and conditions of this Agreement and availability under the Revolving Line and the Borrowing Base, Parent may request cash management services which may include merchant services, business credit card, automated clearing house transactions, controlled disbursement accounts and check cashing services identified in various cash management services agreements related to such services (the “Cash Management Services”) by delivering to Bank such applications on Bank’s standard forms as requested by Bank; provided, however, that the total amount of the Cash Management Services shall not exceed the Cash Management Sublimit, and that availability under the Revolving Line shall be reduced by the entire Cash Management Sublimit. In addition, Bank may, in its sole discretion, charge as Advances any amounts that become due or owing to Bank in connection with the Cash Management Services. If at any time the Revolving Facility is terminated or otherwise ceases to exist, Borrowers shall immediately secure to Bank’s satisfaction its obligations with respect to any Cash Management Services, and, effective as of such date, the balance in any deposit accounts held by Bank and the certificates of deposit issued by Bank in any Borrower’s name (and any interest paid thereon or proceeds thereof, including any amounts payable upon the maturity or liquidation of such certificates), shall automatically secure such obligations to the extent of the then outstanding Cash Management Services. Borrowers authorize Bank to hold such balances in pledge and to decline to honor any drafts thereon or any requests by any Borrower or any other Person to pay or otherwise transfer any part of such balances for so long as the Cash Management Services continue.

(d)          International Sublimit.

(i)          Letters of Credit. Subject to the terms and conditions of this Agreement, at any time prior to the Revolving Maturity Date, Bank agrees to issue letters of credit for the account of Borrower (each, a “Letter of Credit” and collectively, the “Letters of Credit”), provided, however, the aggregate outstanding face amount of all Letters of Credit, shall not exceed the International Sublimit less any FX Amount (as defined below) outstanding, and for purposes of determining availability under the Revolving Line, the aggregate outstanding face amount of all Letters of Credit (whether drawn or undrawn) shall decrease, on a dollar-for-dollar basis, the amount available for other Advances.  All Letters of Credit shall be, in form and substance, acceptable to Bank in its sole discretion and shall be subject to the terms and conditions of Bank’s form of standard application and letter of credit agreement (the “Application”), which Borrower hereby agrees to execute, including Bank’s standard fee.  On any drawn but unreimbursed Letter of Credit, the unreimbursed amount shall be deemed an Advance under Section 2.1(a).   The obligation of Borrower to reimburse Bank for drawings made under Letters of Credit shall be absolute, unconditional and irrevocable, and shall be performed strictly in accordance with the terms of this Agreement, the Application, and such Letters of Credit, under all circumstances whatsoever.  Borrower shall indemnify, defend, protect, and hold Bank harmless from any loss, cost, expense or liability, including, without limitation, reasonable attorneys’ fees, arising out of or in connection with any Letters of Credit, except for expenses caused by Bank’s gross negligence or willful misconduct.

(ii)         Foreign Exchange. Subject to and upon the terms and conditions of this Agreement and any other agreement that Borrower may enter into with Bank in connection with foreign exchange transactions (“FX Contracts”), Borrower may request Bank to enter into FX Contracts with Borrowers due not later than the Revolving Maturity Date.  Borrower shall pay any standard issuance and other fees that Bank notifies Borrower will be charged for issuing and processing FX Contracts for Borrowers.  The FX Amount shall at all times be equal to or less than the International Sublimit less the face amount of all outstanding Letters of Credit, and availability under the Revolving Line shall be reduced by the FX Amount.  The “FX Amount” shall equal the amount determined by multiplying (A) the aggregate amount, in United States Dollars, of FX Contracts between Borrower and Bank remaining outstanding as of any date of determination by (B) the applicable Foreign Exchange Reserve Percentage as of such date.  The “Foreign Exchange Reserve Percentage” shall be a percentage as determined by Bank, in its reasonable discretion from time to time.  The initial Foreign Exchange Reserve Percentage shall be ten percent (10%).

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If at any time the Revolving Facility is terminated or otherwise ceases to exist, Borrower shall immediately secure in cash all obligations under the International Sublimit on terms reasonably acceptable to Bank.

2.2          Overadvances. If, at any time either (a) the aggregate amount of the outstanding Advances plus Inventory Advances plus the Cash Management Sublimit plus the aggregate amounts outstanding under the International Sublimit exceeds the lesser of the Revolving Line or the Borrowing Base or (b) the aggregate amount of Inventory Advances plus the Cash Management Sublimit plus the aggregate amounts outstanding under the International Sublimit exceeds Three Million Dollars ($3,000,000), Borrower shall immediately pay to Bank, in cash, the amount of such excess.

2.3          Interest Rates, Payments, and Calculations.

(a)          Interest Rates.

(i)          Advances. Except as set forth in Section 2.3(b), the Advances shall bear interest, on the outstanding Daily Balance thereof, at a rate equal to three quarters of one percent (0.75%) above the Prime Rate.

(ii)         Inventory Advances. Except as set forth in Section  2.3(b), the Inventory Advances shall bear interest, on the outstanding Daily Balance thereof, at a rate equal to one and one half of one percent (1.50%) above the Prime Rate.

(b)          Late Fee; Default Rate. If any payment is not made within ten (10) days after the date such payment is due, Borrowers shall pay Bank a late fee equal to the lesser of (i) five percent (5%) of the amount of such unpaid amount or (ii) the maximum amount permitted to be charged under applicable law, not in any case to be less than Twenty-Five Dollars ($25.00). All Obligations shall bear interest, from and after the occurrence and during the continuance of an Event of Default, at a rate equal to five (5) percentage points above the interest rate applicable immediately prior to the occurrence of the Event of Default.

(c)          Payments. Interest hereunder shall be due and payable on the first calendar day of each month during the term hereof. Bank shall, at its option, charge such interest, all Bank Expenses, and all Periodic Payments against any of a Borrower’s deposit accounts (via auto-debit) or against the Revolving Line, in which case those amounts shall thereafter accrue interest at the rate then applicable hereunder. Any interest not paid when due shall be compounded by becoming a part of the Obligations, and such interest shall thereafter accrue interest at the rate then applicable hereunder. All payments shall be free and clear of any taxes, withholdings, duties, impositions or other charges, to the end that Bank will receive the entire amount of any Obligations payable hereunder, regardless of source of payment.

(d)          Computation. In the event the Prime Rate is changed from time to time hereafter, the applicable rate of interest hereunder shall be increased or decreased, effective as of the day the Prime Rate is changed, by an amount equal to such change in the Prime Rate. All interest chargeable under the Loan Documents shall be computed on the basis of a three hundred sixty (360) day year for the actual number of days elapsed.

2.4          Crediting Payments. Prior to the occurrence of an Event of Default, Bank shall credit a wire transfer of funds, check or other item of payment to such deposit account or Obligation as Parent specifies. After the occurrence of an Event of Default, the receipt by Bank of any wire transfer of funds, check, or other item of payment shall be immediately applied to conditionally reduce Obligations, but shall not be considered a payment on account unless such payment is of immediately available federal funds or unless and until such check or other item of payment is honored when presented for payment. Notwithstanding anything to the contrary contained herein, any wire transfer or payment received by Bank after 12:00 noon Pacific time shall be deemed to have been received by Bank as of the opening of business on the immediately following Business Day. Whenever any payment to Bank under the Loan Documents would otherwise be due (except by reason of acceleration) on a date that is not a Business Day, such payment shall instead be due on the next Business Day, and additional fees or interest, as the case may be, shall accrue and be payable for the period of such extension.

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2.5          Fees. Borrowers shall pay to Bank the following:

(a)          Facility Fee. On the Closing Date, a Facility Fee equal to Fifteen Thousand Dollars ($15,000), which shall be nonrefundable; and

(b)          Bank Expenses. On the Closing Date, all Bank Expenses incurred through the Closing Date, including reasonable attorneys’ fees and expenses and, after the Closing Date, all Bank Expenses, including reasonable attorneys’ fees and expenses, as and when they are incurred by Bank.

2.6          Term. This Agreement shall become effective on the Closing Date and, subject to Section 13.7, shall continue in full force and effect for so long as any Obligations remain outstanding or Bank has any obligation to make Credit Extensions under this Agreement. Notwithstanding the foregoing, Bank shall have the right to terminate its obligation to make Credit Extensions under this Agreement immediately and without notice upon the occurrence and during the continuance of an Event of Default. Notwithstanding termination, Bank’s Lien on the Collateral shall remain in effect for so long as any Obligations are outstanding.

2.7          Extension of Maturity.  Notwithstanding anything contained herein to the contrary, Bank shall have the right, in its sole and absolute discretion, to extend the Revolving Maturity Date to the tenth day of the month next following the actual Revolving Maturity Date as stated in this Agreement.

3.           Conditions of Loans.

3.1          Conditions Precedent to Initial Credit Extension. The obligation of Bank to make the initial Credit Extension is subject to the condition precedent that Bank shall have received, in form and substance satisfactory to Bank, the following:

(a)          this Agreement;

(b)          a certificate of the Secretary of each Borrower with respect to incumbency and resolutions authorizing the execution and delivery of this Agreement;

(c)          UCC National Form Financing Statements, naming each Borrower;

(d)          an intellectual property security agreement;

(e)          a payoff letter from Square 1 Bank;

(f)           a landlord waiver/bailee agreement in form and substance acceptable to Bank for each of Borrowers’ leased locations at (i) 5340 All Road, Suite 105, Los Angeles, CA 90066; (ii) [Santa Maria, CA, and (iii) Glen Willow, Ohio] together with duly executed original signatures thereto;

(g)          agreement to provide insurance;

(h)          payment of the fees and Bank Expenses then due specified in Section 2.5 hereof;

(i)           current financial statements of Borrowers, on a consolidated basis;

(j)           an audit of the Collateral, the results of which shall be satisfactory to Bank; and

(k)          such other documents, and completion of such other matters, as Bank may reasonably deem necessary or appropriate.

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3.2          Conditions Precedent to all Credit Extensions. The obligation of Bank to make each Credit Extension, including the initial Credit Extension, is further subject to the following conditions:

(a)          timely receipt by Bank of the Revolving Advance Request Form as provided in Section 2.1; and

(b)          the representations and warranties contained in Section 5 shall be true and correct in all material respects on and as of the date of such Revolving Advance Request Form and on the effective date of each Credit Extension as though made at and as of each such date, and no Event of Default shall have occurred and be continuing, or would exist after giving effect to such Credit Extension. The making of each Credit Extension shall be deemed to be a representation and warranty by each Borrower on the date of such Credit Extension as to the accuracy of the facts referred to in this Section 3.2.

4.           Creation of Security Interest.

4.1          Grant of Security Interest. Each Borrower grants and pledges to Bank a continuing security interest in all presently existing and hereafter acquired or arising Collateral in order to secure prompt repayment of any and all Obligations and in order to secure prompt performance by Borrowers of each of their covenants and duties under the Loan Documents. Except as set forth in the Schedule, such security interest constitutes a valid, first priority security interest in the presently existing Collateral, and will constitute a valid, first priority security interest in Collateral acquired after the date hereof.

4.2          Delivery of Additional Documentation Required. Each Borrower shall from time to time execute and deliver to Bank, at the request of Bank, all Negotiable Collateral, all financing statements and other documents that Bank may reasonably request, in form satisfactory to Bank, to perfect and continue the perfection of Bank’s security interests in the Collateral and in order to fully consummate all of the transactions contemplated under the Loan Documents. Each Borrower from time to time may deposit with Bank specific time deposit accounts to secure specific Obligations. Each Borrower authorizes Bank to hold such balances in pledge and to decline to honor any drafts thereon or any request by any Borrower or any other Person to pay or otherwise transfer any part of such balances for so long as the Obligations are outstanding.

4.3          Right to Inspect. Bank (through any of its officers, employees, or agents) shall have the right, upon reasonable prior notice, from time to time during each Borrower’s usual business hours but no more than once a year (unless an Event of Default has occurred and is continuing), to inspect Borrower’s Books and to make copies thereof and to check, test, and appraise the Collateral in order to verify each Borrower’s financial condition or the amount, condition of, or any other matter relating to, the Collateral.

5.           Representations and Warranties.

Each Borrower represents and warrants as follows:

5.1          Due Organization and Qualification. Borrower and each Subsidiary is a corporation duly existing under the laws of its state of incorporation and qualified and licensed to do business in any state in which the conduct of its business or its ownership of property requires that it be so qualified.

5.2          Due Authorization; No Conflict. The execution, delivery, and performance of the Loan Documents are within Borrower’s powers, have been duly authorized, and are not in conflict with nor constitute a breach of any provision contained in Borrower’s Certificate/Articles of Incorporation or Bylaws or Certificate of Formation/Limited Liability Company Agreement, nor will they constitute an event of default under any material agreement to which Borrower is a party or by which Borrower is bound. Borrower is not in default under any material agreement to which it is a party or by which it is bound.

5.3          No Prior Encumbrances. Borrower has good and marketable title to its property, free and clear of Liens, except for Permitted Liens.

5.4          Bona Fide Accounts. The Accounts from which Eligible MRR is derived are bona fide existing obligations. The property and services giving rise to such Accounts has been delivered or rendered to the account debtor or to the account debtor’s agent for immediate and unconditional acceptance by the account debtor. Borrower has not received notice of actual or imminent Insolvency Proceeding of any account debtor that is included in any Borrowing Base Certificate as an Account from which Eligible MRR is derived.

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5.5          Merchantable Inventory. All Inventory is in all material respects of good and marketable quality, free from all material defects, except for Inventory for which adequate reserves have been made.

5.6          Intellectual Property Collateral. Borrower is the sole owner of the Intellectual Property Collateral, except for non-exclusive licenses granted by Borrower to its customers in the ordinary course of business. Each of the Patents is valid and enforceable, and no part of the Intellectual Property Collateral has been judged invalid or unenforceable, in whole or in part, and no claim has been made that any part of the Intellectual Property Collateral violates the rights of any third party. Except as set forth in the Schedule, Borrower’s rights as a licensee of intellectual property do not give rise to more than five percent (5%) of its gross revenue in any given month, including without limitation revenue derived from the sale, licensing, rendering or disposition of any product or service. Except as set forth in the Schedule, Borrower is not a party to, or bound by, any agreement that restricts the grant by Borrower of a security interest in Borrower’s rights under such agreement.

5.7          Name; Location of Chief Executive Office. Except as disclosed in the Schedule, Borrower has not done business under any name other than that specified on the signature page hereof. The chief executive office of Borrower is located at the address indicated in Section 10 hereof. All Borrower’s Inventory and Equipment is located only at the location set forth in Section 10 hereof.

5.8          Litigation. Except as set forth in the Schedule, there are no actions or proceedings pending by or against Borrower or any Subsidiary before any court or administrative agency in which an adverse decision could have a Material Adverse Effect, or a material adverse effect on Borrower’s interest or Bank’s security interest in the Collateral.

5.9          No Material Adverse Change in Financial Statements. All consolidated and consolidating financial statements related to Borrower and any Subsidiary that Bank has received from Borrower fairly present in all material respects Borrower’s financial condition as of the date thereof and Borrower’s consolidated and consolidating results of operations for the period then ended. There has not been a material adverse change in the consolidated or the consolidating financial condition of Borrower since the date of the most recent of such financial statements submitted to Bank.

5.10        Solvency, Payment of Debts. Borrower is solvent and able to pay its debts (including trade debts) as they mature.

5.11        Regulatory Compliance. Borrower and each Subsidiary have met the minimum funding requirements of ERISA with respect to any employee benefit plans subject to ERISA, and no event has occurred resulting from Borrower’s failure to comply with ERISA that could result in Borrower’s incurring any material liability. Borrower is not an “investment company” or a company “controlled” by an “investment company” within the meaning of the Investment Company Act of 1940. Borrower is not engaged principally, or as one of the important activities, in the business of extending credit for the purpose of purchasing or carrying margin stock (within the meaning of Regulations T and U of the Board of Governors of the Federal Reserve System). Borrower has complied with all the provisions of the Federal Fair Labor Standards Act. Borrower has not violated any statutes, laws, ordinances or rules applicable to it, violation of which could have a Material Adverse Effect.

5.12        Environmental Condition. Except as disclosed in the Schedule, none of Borrower’s or any Subsidiary’s properties or assets has ever been used by Borrower or any Subsidiary or, to the best of Borrower’s knowledge, by previous owners or operators, in the disposal of, or to produce, store, handle, treat, release, or transport, any hazardous waste or hazardous substance other than in accordance with applicable law; to the best of Borrower’s knowledge, none of Borrower’s properties or assets has ever been designated or identified in any manner pursuant to any environmental protection statute as a hazardous waste or hazardous substance disposal site, or a candidate for closure pursuant to any environmental protection statute; no lien arising under any environmental protection statute has attached to any revenues or to any real or personal property owned by Borrower or any Subsidiary; and neither Borrower nor any Subsidiary has received a summons, citation, notice, or directive from the Environmental Protection Agency or any other federal, state or other governmental agency concerning any action or omission by Borrower or any Subsidiary resulting in the releasing, or otherwise disposing of hazardous waste or hazardous substances into the environment.

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5.13        Taxes. Borrower and each Subsidiary have filed or caused to be filed all tax returns required to be filed, and have paid, or have made adequate provision for the payment of, all taxes reflected therein.

5.14        Subsidiaries. Borrower does not own any stock, partnership interest or other equity securities of any Person, except for Permitted Investments.

5.15        Government Consents. Borrower and each Subsidiary have obtained all material consents, approvals and authorizations of, made all declarations or filings with, and given all notices to, all governmental authorities that are necessary for the continued operation of Borrower’s business as currently conducted.

5.16        Accounts. Except as expressly provided in Section 6.7 hereof, none of Borrower’s nor any Subsidiary’s property is maintained or invested with a Person other than Bank.

5.17        Full Disclosure. No representation, warranty or other statement made by Borrower in any certificate or written statement furnished to Bank contains any untrue statement of a material fact or omits to state a material fact necessary in order to make the statements contained in such certificates or statements not misleading.

6.           Affirmative Covenants.

Each Borrower (except as indicated) shall do all of the following:

6.1          Good Standing. Borrower shall maintain its and each of its Subsidiaries’ corporate existence and good standing in its jurisdiction of incorporation and maintain qualification in each jurisdiction in which it is required under applicable law. Borrower shall maintain, and shall cause each of its Subsidiaries to maintain, in force all licenses, approvals and agreements, the loss of which could have a Material Adverse Effect.

6.2          Government Compliance. Borrower shall meet, and shall cause each Subsidiary to meet, the minimum funding requirements of ERISA with respect to any employee benefit plans subject to ERISA. Borrower shall comply, and shall cause each Subsidiary to comply, with all statutes, laws, ordinances and government rules and regulations to which it is subject, noncompliance with which could have a Material Adverse Effect.

6.3          Financial Statements, Reports, Certificates. Parent shall deliver the following to Bank: (a) as soon as available, but in any event within thirty (30) days after the end of each calendar month, a company prepared consolidated balance sheet, income statement, and cash flow statement covering Borrowers’ consolidated operations during such period, prepared in accordance with GAAP, consistently applied, in a form acceptable to Bank and certified by a Responsible Officer; (b) as soon as available, but in any event within one hundred eighty (180) days after the end of Borrowers’ fiscal year, audited consolidated financial statements of Borrowers prepared in accordance with GAAP, consistently applied, together with an unqualified opinion on such financial statements of an independent certified public accounting firm reasonably acceptable to Bank; (c) copies of all statements, reports and notices sent or made available generally by any Borrower to its security holders or to any holders of Subordinated Debt and, if applicable, all reports on Forms 10-K and 10-Q filed with the Securities and Exchange Commission; (d) promptly upon receipt of notice thereof, a report of any legal actions pending or threatened against a Borrower or any Subsidiary that could result in damages or costs to such Borrower or any Subsidiary of Fifty Thousand Dollars ($50,000) or more; and (e) such budgets, sales projections, operating plans or other financial information as Bank may reasonably request from time to time, including, but not limited to, Borrowers’ annual operating budget, approved by Parent’s Board of Directors and in form and substance acceptable to Bank, which shall be delivered to Bank no later than thirty (30) days after the end of each fiscal year.

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Within thirty (30) days after the last day of each month, Parent shall deliver to Bank a Borrowing Base Certificate signed by a Responsible Officer in substantially the form of Exhibit C hereto, together with aged listings of accounts receivable and accounts payable a report covering Borrower’s Eligible MRR metrics, and a deferred revenue schedule.

Parent shall deliver to Bank with the monthly financial statements a Compliance Certificate signed by a Responsible Officer in substantially the form of Exhibit D hereto.

Bank shall have a right from time to time hereafter to audit each Borrower’s Accounts and appraise Collateral at Borrowers’ expense, provided that such audits will be conducted no more often than every twelve (12) months unless an Event of Default has occurred and is continuing.

6.4          Inventory; Returns. Borrower shall keep all Inventory in good and marketable condition, free from all material defects except for Inventory for which adequate reserves have been made. Returns and allowances, if any, as between Borrower and its account debtors shall be on the same basis and in accordance with the usual customary practices of Borrower, as they exist at the time of the execution and delivery of this Agreement. Borrower shall promptly notify Bank of all returns and recoveries and of all disputes and claims, where the return, recovery, dispute or claim involves more than Fifty Thousand Dollars ($50,000).

6.5          Taxes. Borrower shall make, and shall cause each Subsidiary to make, due and timely payment or deposit of all material federal, state, and local taxes, assessments, or contributions required of it by law, and will execute and deliver to Bank, on demand, appropriate certificates attesting to the payment or deposit thereof; and Borrower will make, and will cause each Subsidiary to make, timely payment or deposit of all material tax payments and withholding taxes required of it by applicable laws, including, but not limited to, those laws concerning F.I.C.A., F.U.T.A., state disability, and local, state, and federal income taxes, and will, upon request, furnish Bank with proof satisfactory to Bank indicating that Borrower or a Subsidiary has made such payments or deposits; provided that Borrower or a Subsidiary need not make any payment if the amount or validity of such payment is contested in good faith by appropriate proceedings and is reserved against (to the extent required by GAAP) by Borrower.

6.6          Insurance.

(a)          Borrower, at its expense, shall keep the Collateral insured against loss or damage by fire, theft, explosion, sprinklers, and all other hazards and risks, and in such amounts, as ordinarily insured against by other owners in similar businesses conducted in the locations where Borrower’s business is conducted on the date hereof. Borrower shall also maintain insurance relating to Borrower’s business, ownership and use of the Collateral in amounts and of a type that are customary to businesses similar to Borrower’s.

(b)          All such policies of insurance shall be in such form, with such companies, and in such amounts as are reasonably satisfactory to Bank. All such policies of property insurance shall contain a lender’s loss payable endorsement, in a form satisfactory to Bank, showing Bank as an additional loss payee thereof, and all liability insurance policies shall show the Bank as an additional insured and shall specify that the insurer must give at least twenty (20) days notice to Bank before canceling its policy for any reason. Upon Bank’s request, Borrower shall deliver to Bank certified copies of such policies of insurance and evidence of the payments of all premiums therefor. All proceeds payable under any such policy shall, at the option of Bank, be payable to Bank to be applied on account of the Obligations.

6.7          Accounts. Borrower shall (i) maintain and shall cause each of its Subsidiaries to maintain its depository, operating, and investment accounts with Bank and (ii) endeavor to utilize and shall cause each of its Subsidiaries to endeavor to utilize Bank’s International Banking Division for any international banking services required by Borrower, including, but not limited to, foreign currency wires, hedges, swaps, FX Contracts, and Letters of Credit. On or prior to the Closing Date, Borrower shall maintain eighty percent (80%) of Borrower’s unrestricted cash on hand in Borrower’s accounts at Bank. All of Borrower’s accounts maintained outside of Bank shall be closed and the funds therein transferred to Bank no later than thirty (30) days after the Closing Date.

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6.8          Inventory Turn Ratio. At all times when Inventory Advances are outstanding, Borrowers shall maintain an Inventory Turn Ratio equal to or greater than 3.00 to 1.00.

6.9          Performance to Plan; Minimum Revenue. Borrower shall maintain at all times, to be tested quarterly as of the last day of each fiscal quarter, actual minimum Revenue (defined in accordance with GAAP) of at least sixty-five percent (65%) of the projected Revenue set forth in the annual operating budget and projections delivered by Borrower to Bank (and approved by Bank in its sole discretion) in accordance with Section 6.3 hereof for such quarter, measured on a trailing three (3) month basis.

6.10        Remaining Months Liquidity. Borrowers shall at all times, but tested monthly as of the last day of each month, maintain unrestricted cash at Bank in an amount equal to three (3) times the amount of Borrowers’ Operating Burn.

6.11        Intellectual Property Rights.

(a)          Borrower shall promptly give Bank written notice of any applications or registrations of intellectual property rights filed with the United States Patent and Trademark Office, including the date of such filing and the registration or application numbers, if any. Borrower shall (i) give Bank not less than 30 days prior written notice of the filing of any applications or registrations with the United States Copyright Office, including the title of such intellectual property rights to be registered, as such title will appear on such applications or registrations, and the date such applications or registrations will be filed, and (ii) prior to the filing of any such applications or registrations, shall execute such documents as Bank may reasonably request for Bank to maintain its perfection in such intellectual property rights to be registered by Borrower, and upon the request of Bank, shall file such documents simultaneously with the filing of any such applications or registrations. Upon filing any such applications or registrations with the United States Copyright Office, Borrower shall promptly provide Bank with (i) a copy of such applications or registrations, without the exhibits, if any, thereto, (ii) evidence of the filing of any documents requested by Bank to be filed for Bank to maintain the perfection and priority of its security interest in such intellectual property rights, and (iii) the date of such filing.

(b)          Bank may audit Borrower’s Intellectual Property Collateral to confirm compliance with this Section, provided such audit may not occur more often than twice per year, unless an Event of Default has occurred and is continuing. Bank shall have the right, but not the obligation, to take, at Borrower’s sole expense, any actions that Borrower is required under this Section to take but which Borrower fails to take, after 15 days’ notice to Borrower. Borrower shall reimburse and indemnify Bank for all reasonable costs and reasonable expenses incurred in the reasonable exercise of its rights under this Section.

6.12        Further Assurances. At any time and from time to time Borrower shall execute and deliver such further instruments and take such further action as may reasonably be requested by Bank to effect the purposes of this Agreement.

7.           Negative Covenants.

Borrower will not do any of the following:

7.1          Dispositions. Convey, sell, lease, transfer or otherwise dispose of (collectively, a “Transfer”), or permit any of its Subsidiaries to Transfer, all or any part of its business or property, other than: (i) Transfers of Inventory in the ordinary course of business; (ii) Transfers of non-exclusive licenses and similar arrangements for the use of the property of Borrower or its Subsidiaries in the ordinary course of business; or (iii) Transfers of worn-out or obsolete Equipment which was not financed by Bank.

7.2          Change in Business; Change in Control or Executive Office. Engage in any business, or permit any of its Subsidiaries to engage in any business, other than the businesses currently engaged in by Borrower and any business substantially similar or related thereto (or incidental thereto); or cease to conduct business in the manner conducted by Borrower as of the Closing Date; or suffer or permit a Change in Control; or without thirty (30) days prior written notification to Bank, relocate its chief executive office or state of incorporation or change its legal name; or without Bank’s prior written consent, change the date on which its fiscal year ends.

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7.3          Mergers or Acquisitions. Merge or consolidate, or permit any of its Subsidiaries to merge or consolidate, with or into any other business organization, or acquire, or permit any of its Subsidiaries to acquire, all or substantially all of the capital stock or property of another Person.

7.4          Indebtedness. Create, incur, assume or be or remain liable with respect to any Indebtedness, or permit any Subsidiary so to do, other than Permitted Indebtedness.

7.5          Encumbrances. Create, incur, assume or suffer to exist any Lien with respect to any of its property (including without limitation, its Intellectual Property Collateral), or assign or otherwise convey any right to receive income, including the sale of any Accounts, or permit any of its Subsidiaries to do so, except for Permitted Liens, or agree with any Person other than Bank not to grant a security interest in, or otherwise encumber, any of its property (including without limitation, its Intellectual Property Collateral), or permit any Subsidiary to do so.

7.6          Distributions. Pay any dividends or make any other distribution or payment on account of or in redemption, retirement or purchase of any capital stock, or permit any of its Subsidiaries to do so, except that Borrower may repurchase the stock of former employees pursuant to stock repurchase agreements as long as an Event of Default does not exist prior to such repurchase or would not exist after giving effect to such repurchase.

7.7          Investments. Directly or indirectly acquire or own, or make any Investment in or to any Person, or permit any of its Subsidiaries so to do, other than Permitted Investments; or maintain or invest any of its property with a Person other than Bank or permit any of its Subsidiaries to do so unless such Person has entered into an account control agreement with Bank in form and substance satisfactory to Bank; or suffer or permit any Subsidiary to be a party to, or be bound by, an agreement that restricts such Subsidiary from paying dividends or otherwise distributing property to Borrower.

7.8          Transactions with Affiliates. Directly or indirectly enter into or permit to exist any material transaction with any Affiliate of Borrower except for transactions that are in the ordinary course of Borrower’s business, upon fair and reasonable terms that are no less favorable to Borrower than would be obtained in an arm’s length transaction with a non-affiliated Person.

7.9          Subordinated Debt. Make any payment in respect of any Subordinated Debt, or permit any of its Subsidiaries to make any such payment, except in compliance with the terms of such Subordinated Debt, or amend any provision contained in any documentation relating to the Subordinated Debt without Bank’s prior written consent.

7.10        Inventory and Equipment. Store the Inventory or the Equipment with a bailee, warehouseman, or other third party unless the third party has been notified of Bank’s security interest and Bank (a) has received an acknowledgment from the third party that it is holding or will hold the Inventory or Equipment for Bank’s benefit or (b) is in pledge possession of the warehouse receipt, where negotiable, covering such Inventory or Equipment. Store or maintain any Equipment or Inventory at a location other than the location set forth in Section 10 of this Agreement.

7.11        Compliance. Become an “investment company” or be controlled by an “investment company,” within the meaning of the Investment Company Act of 1940, or become principally engaged in, or undertake as one of its important activities, the business of extending credit for the purpose of purchasing or carrying margin stock, or use the proceeds of any Credit Extension for such purpose. Fail to meet the minimum funding requirements of ERISA, permit a Reportable Event or Prohibited Transaction, as defined in ERISA, to occur, fail to comply with the Federal Fair Labor Standards Act or violate any law or regulation, which violation could have a Material Adverse Effect, or a material adverse effect on the Collateral or the priority of Bank’s Lien on the Collateral, or permit any of its Subsidiaries to do any of the foregoing.

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7.12        Capital Expenditures. Make or contract to make, without Bank’s prior written consent, capital expenditures, including leasehold improvements, in any fiscal year in excess of Fifty Thousand Dollars ($50,000) or incur liability for rentals of property (including both real and personal property) in an amount which, together with capital expenditures, shall in any fiscal year exceed such sum.

8.           Events of Default.

Any one or more of the following events shall constitute an Event of Default by Borrowers under this Agreement:

8.1          Payment Default. If a Borrower fails to pay, when due, any of the Obligations;

8.2          Covenant Default.

(a)          If a Borrower fails to perform any obligation under Article 6 or violates any of the covenants contained in Article 7 of this Agreement; or

(b)          If a Borrower fails or neglects to perform or observe any other material term, provision, condition, covenant contained in this Agreement, in any of the Loan Documents, or in any other present or future agreement between a Borrower and Bank and as to any default under such other term, provision, condition or covenant that can be cured, has failed to cure such default within ten days after any Borrower receives notice thereof or any officer of a Borrower becomes aware thereof; provided, however, that if the default cannot by its nature be cured within the ten day period or cannot after diligent attempts by Borrowers be cured within such ten day period, and such default is likely to be cured within a reasonable time, then Borrowers shall have an additional reasonable period (which shall not in any case exceed 30 days) to attempt to cure such default, and within such reasonable time period the failure to have cured such default shall not be deemed an Event of Default but no Credit Extensions will be made.

8.3          Material Adverse Effect. If there occurs any circumstance or circumstances that could have a Material Adverse Effect;

8.4          Attachment. If any portion of a Borrower’s assets is attached, seized, subjected to a writ or distress warrant, or is levied upon, or comes into the possession of any trustee, receiver or person acting in a similar capacity and such attachment, seizure, writ or distress warrant or levy has not been removed, discharged or rescinded within ten (10) days, or if a Borrower is enjoined, restrained, or in any way prevented by court order from continuing to conduct all or any material part of its business affairs, or if a judgment or other claim becomes a lien or encumbrance upon any material portion of a Borrower’s assets, or if a notice of lien, levy, or assessment is filed of record with respect to any of a Borrower’s assets by the United States Government, or any department, agency, or instrumentality thereof, or by any state, county, municipal, or governmental agency, and the same is not paid within ten (10) days after a Borrower receives notice thereof, provided that none of the foregoing shall constitute an Event of Default where such action or event is stayed or an adequate bond has been posted pending a good faith contest by Borrowers (provided that no Credit Extensions will be required to be made during such cure period);

8.5          Insolvency. If a Borrower becomes insolvent, or if an Insolvency Proceeding is commenced by a Borrower, or if an Insolvency Proceeding is commenced against a Borrower and is not dismissed or stayed within thirty (30) days (provided that no Credit Extensions will be made prior to the dismissal of such Insolvency Proceeding);

8.6          Other Agreements. If there is a default or other failure to perform in any agreement to which a Borrower is a party or by which it is bound resulting in a right by a third party or parties, whether or not exercised, to accelerate the maturity of any Indebtedness in an amount in excess of Fifty Thousand Dollars ($50,000) or which could have a Material Adverse Effect;

8.7          Judgments. If a judgment or judgments for the payment of money in an amount, individually or in the aggregate, of at least Fifty Thousand Dollars ($50,000) shall be rendered against a Borrower and shall remain unsatisfied and unstayed for a period of ten (10) days (provided that no Credit Extensions will be made prior to the satisfaction or stay of such judgment); or

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8.8          Misrepresentations. If any material misrepresentation or material misstatement exists now or hereafter in any warranty or representation set forth herein or in any certificate delivered to Bank by any Responsible Officer pursuant to this Agreement or to induce Bank to enter into this Agreement or any other Loan Document.

8.9          Guaranty. If any guaranty of all or a portion of the Obligations (a “Guaranty”) ceases for any reason to be in full force and effect, or any guarantor fails to perform any obligation under any Guaranty or a security agreement securing any Guaranty (collectively, the “Guaranty Documents”), or any event of default occurs under any Guaranty Document or any guarantor revokes or purports to revoke a Guaranty, or any material misrepresentation or material misstatement exists now or hereafter in any warranty or representation set forth in any Guaranty Document or in any certificate delivered to Bank in connection with any Guaranty Document, or if any of the circumstances described in Sections 8.3 through 8.8 occur with respect to any guarantor or any guarantor dies or becomes subject to any criminal prosecution, or any circumstances arise causing Bank, in good faith, to become insecure as to the satisfaction of any of any guarantor’s obligations under the Guaranty Documents.

9.           Bank’s Rights and Remedies.

9.1          Rights and Remedies. Upon the occurrence and during the continuance of an Event of Default, Bank may, at its election, without notice of its election and without demand, do any one or more of the following, all of which are authorized by Borrowers:

(a)          Declare all Obligations, whether evidenced by this Agreement, by any of the other Loan Documents, or otherwise, immediately due and payable (provided that upon the occurrence of an Event of Default described in Section 8.5, all Obligations shall become immediately due and payable without any action by Bank);

(b)          Cease advancing money or extending credit to or for the benefit of Borrowers under this Agreement or under any other agreement between any Borrower and Bank;

(c)          Settle or adjust disputes and claims directly with account debtors for amounts, upon terms and in whatever order that Bank reasonably considers advisable;

(d)          Make such payments and do such acts as Bank considers necessary or reasonable to protect its security interest in the Collateral. Each Borrower agrees to assemble the Collateral if Bank so requires, and to make the Collateral available to Bank as Bank may designate. Each Borrower authorizes Bank to enter the premises where the Collateral is located, to take and maintain possession of the Collateral, or any part of it, and to pay, purchase, contest, or compromise any encumbrance, charge, or lien which in Bank’s determination appears to be prior or superior to its security interest and to pay all expenses incurred in connection therewith. With respect to any of a Borrower’s owned premises, each Borrower hereby grants Bank a license to enter into possession of such premises and to occupy the same, without charge, in order to exercise any of Bank’s rights or remedies provided herein, at law, in equity, or otherwise;

(e)          Set off and apply to the Obligations any and all (i) balances and deposits of any Borrower held by Bank, or (ii) indebtedness at any time owing to or for the credit or the account of a Borrower held by Bank;

(f)           Ship, reclaim, recover, store, finish, maintain, repair, prepare for sale, advertise for sale, and sell (in the manner provided for herein) the Collateral. Bank is hereby granted a license or other right, solely pursuant to the provisions of this Section 9.1, to use, without charge, each Borrower’s labels, patents, copyrights, rights of use of any name, trade secrets, trade names, trademarks, service marks, and advertising matter, or any property of a similar nature, as it pertains to the Collateral, in completing production of, advertising for sale, and selling any Collateral and, in connection with Bank’s exercise of its rights under this Section 9.1, each Borrower’s rights under all licenses and all franchise agreements shall inure to Bank’s benefit;

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(g)          Dispose of the Collateral by way of one or more contracts or transactions, for cash or on terms, in such manner and at such places (including each Borrower’s premises) as Bank determines is commercially reasonable, and apply any proceeds to the Obligations in whatever manner or order Bank deems appropriate;

(h)          Bank may credit bid and purchase at any public sale; and

(i)           Any deficiency that exists after disposition of the Collateral as provided above will be paid immediately by Borrower.

9.2          Power of Attorney. Effective only upon the occurrence and during the continuance of an Event of Default, each Borrower hereby irrevocably appoints Bank (and any of Bank’s designated officers, or employees) as such Borrower’s true and lawful attorney to: (a) send requests for verification of Accounts or notify account debtors of Bank’s security interest in the Accounts; (b) endorse such Borrower’s name on any checks or other forms of payment or security that may come into Bank’s possession; (c) sign such Borrower’s name on any invoice or bill of lading relating to any Account, drafts against account debtors, schedules and assignments of Accounts, verifications of Accounts, and notices to account debtors; (d) dispose of any Collateral; (e) make, settle, and adjust all claims under and decisions with respect to such Borrower’s policies of insurance; (f) settle and adjust disputes and claims respecting the accounts directly with account debtors, for amounts and upon terms which Bank determines to be reasonable; and (g) to file, in its sole discretion, one or more financing or continuation statements and amendments thereto, relative to any of the Collateral. The appointment of Bank as each Borrower’s attorney in fact, and each and every one of Bank’s rights and powers, being coupled with an interest, is irrevocable until all of the Obligations have been fully repaid and performed and Bank’s obligation to provide Credit Extensions hereunder is terminated.

9.3          Accounts Collection. At any time after the occurrence of an Event of Default, Bank may notify any Person owing funds to a Borrower of Bank’s security interest in such funds and verify the amount of such Account. Each Borrower shall collect all amounts owing to such Borrower for Bank, receive in trust all payments as Bank’s trustee, and immediately deliver such payments to Bank in their original form as received from the account debtor, with proper endorsements for deposit.

9.4          Bank Expenses. If a Borrower fails to pay any amounts or furnish any required proof of payment due to third persons or entities, as required under the terms of this Agreement, then Bank may do any or all of the following after reasonable notice to Parent: (a) make payment of the same or any part thereof; (b) set up such reserves under a loan facility in Section 2.1 as Bank deems necessary to protect Bank from the exposure created by such failure; or (c) obtain and maintain insurance policies of the type discussed in Section 6.6 of this Agreement, and take any action with respect to such policies as Bank deems prudent. Any amounts so paid or deposited by Bank shall constitute Bank Expenses, shall be immediately due and payable, and shall bear interest at the then applicable rate hereinabove provided, and shall be secured by the Collateral. Any payments made by Bank shall not constitute an agreement by Bank to make similar payments in the future or a waiver by Bank of any Event of Default under this Agreement.

9.5          Bank’s Liability for Collateral. So long as Bank complies with reasonable banking practices, Bank shall not in any way or manner be liable or responsible for: (a) the safekeeping of the Collateral; (b) any loss or damage thereto occurring or arising in any manner or fashion from any cause; (c) any diminution in the value thereof; or (d) any act or default of any carrier, warehouseman, bailee, forwarding agency, or other person whomsoever. All risk of loss, damage or destruction of the Collateral shall be borne by Borrowers.

9.6          Remedies Cumulative. Bank’s rights and remedies under this Agreement, the Loan Documents, and all other agreements shall be cumulative. Bank shall have all other rights and remedies not inconsistent herewith as provided under the Code, by law, or in equity. No exercise by Bank of one right or remedy shall be deemed an election, and no waiver by Bank of any Event of Default on a Borrower’s part shall be deemed a continuing waiver. No delay by Bank shall constitute a waiver, election, or acquiescence by it. No waiver by Bank shall be effective unless made in a written document signed on behalf of Bank and then shall be effective only in the specific instance and for the specific purpose for which it was given.

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9.7          Demand; Protest. Each Borrower waives demand, protest, notice of protest, notice of default or dishonor, notice of payment and nonpayment, notice of any default, nonpayment at maturity, release, compromise, settlement, extension, or renewal of accounts, documents, instruments, chattel paper, and guarantees at any time held by Bank on which any Borrower may in any way be liable.

10.         Notices.

All notices, consents, requests, approvals, demands, or other communication by any party to this Agreement or any other Loan Document must be in writing and shall be deemed to have been validly served, given, or delivered: (a) upon the earlier of actual receipt and three (3) Business Days after deposit in the U.S. mail, first class, registered or certified mail return receipt requested, with proper postage prepaid; (b) upon transmission, when sent by electronic mail or facsimile transmission; (c) one (1) Business Day after deposit with a reputable overnight courier with all charges prepaid; or (d) when delivered, if hand-delivered by messenger, all of which shall be addressed to the party to be notified and sent to the address, facsimile number, or email address indicated below. Bank or any Borrower may change its mailing or electronic mail address or facsimile number by giving the other party written notice thereof in accordance with the terms of this Section 10.

If to Borrowers:	CLUB W, INC., on behalf of all Borrowers
5340 Alla Road, Suite 105
Los Angeles, CA 90066
Attn: Alexander Oxman, CEO
EMAIL: matt.thelen@clubw.com
If to Bank:	Bridge Bank, a division of Western Alliance Bank
3200 Park Center Plaza, Suite 350
Costa Mesa, CA 92626
Attn: Grant Simon
EMAIL: grant.simon@bridgebank.com

The parties hereto may change the address at which they are to receive notices hereunder, by notice in writing in the foregoing manner given to the other.

11.         Choice of Law and Venue; Jury Trial Waiver.

This Agreement shall be governed by, and construed in accordance with, the internal laws of the State of California, without regard to principles of conflicts of law. Each of Borrowers and Bank hereby submits to the exclusive jurisdiction of the state and Federal courts located in the County of Santa Clara, State of California. BORROWERS AND BANK EACH HEREBY WAIVE THEIR RESPECTIVE RIGHTS TO A JURY TRIAL OF ANY CLAIM OR CAUSE OF ACTION BASED UPON OR ARISING OUT OF ANY OF THE LOAN DOCUMENTS OR ANY OF THE TRANSACTIONS CONTEMPLATED THEREIN, INCLUDING CONTRACT CLAIMS, TORT CLAIMS, BREACH OF DUTY CLAIMS, AND ALL OTHER COMMON LAW OR STATUTORY CLAIMS. EACH PARTY RECOGNIZES AND AGREES THAT THE FOREGOING WAIVER CONSTITUTES A MATERIAL INDUCEMENT FOR IT TO ENTER INTO THIS AGREEMENT. EACH PARTY REPRESENTS AND WARRANTS THAT IT HAS REVIEWED THIS WAIVER WITH ITS LEGAL COUNSEL AND THAT IT KNOWINGLY AND VOLUNTARILY WAIVES ITS JURY TRIAL RIGHTS FOLLOWING CONSULTATION WITH LEGAL COUNSEL.

12.         JUDICIAL REFERENCE PROVISION.

12.1        In the event the Jury Trial Waiver set forth above is not enforceable, the parties elect to proceed under this Judicial Reference Provision.

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12.2        With the exception of the items specified in Section 12.3, below, any controversy, dispute or claim (each, a “Claim”) between the parties arising out of or relating to this Agreement or any other document, instrument or agreement between the undersigned parties (collectively in this Section, the “Loan Documents”), will be resolved by a reference proceeding in California in accordance with the provisions of Sections 638 et seq. of the California Code of Civil Procedure (“CCP”), or their successor sections, which shall constitute the exclusive remedy for the resolution of any Claim, including whether the Claim is subject to the reference proceeding. Except as otherwise provided in the Loan Documents, venue for the reference proceeding will be in the state or federal court in the county or district where the real property involved in the action, if any, is located or in the state or federal court in the county or district where venue is otherwise appropriate under applicable law (the “Court”).

12.3        The matters that shall not be subject to a reference are the following: (i) nonjudicial foreclosure of any security interests in real or personal property, (ii) exercise of self-help remedies (including, without limitation, set-off), (iii) appointment of a receiver and (iv) temporary, provisional or ancillary remedies (including, without limitation, writs of attachment, writs of possession, temporary restraining orders or preliminary injunctions). This reference provision does not limit the right of any party to exercise or oppose any of the rights and remedies described in clauses (i) and (ii) or to seek or oppose from a court of competent jurisdiction any of the items described in clauses (iii) and (iv). The exercise of, or opposition to, any of those items does not waive the right of any party to a reference pursuant to this reference provision as provided herein.

12.4        The referee shall be a retired judge or justice selected by mutual written agreement of the parties. If the parties do not agree within ten (10) days of a written request to do so by any party, then, upon request of any party, the referee shall be selected by the Presiding Judge of the Court (or his or her representative). A request for appointment of a referee may be heard on an ex parte or expedited basis, and the parties agree that irreparable harm would result if ex parte relief is not granted. Pursuant to CCP § 170.6, each party shall have one peremptory challenge to the referee selected by the Presiding Judge of the Court (or his or her representative).

12.5        The parties agree that time is of the essence in conducting the reference proceedings. Accordingly, the referee shall be requested, subject to change in the time periods specified herein for good cause shown, to (i) set the matter for a status and trial-setting conference within fifteen (15) days after the date of selection of the referee, (ii) if practicable, try all issues of law or fact within one hundred twenty (120) days after the date of the conference and (iii) report a statement of decision within twenty (20) days after the matter has been submitted for decision.

12.6        The referee will have power to expand or limit the amount and duration of discovery. The referee may set or extend discovery deadlines or cutoffs for good cause, including a party’s failure to provide requested discovery for any reason whatsoever. Unless otherwise ordered based upon good cause shown, no party shall be entitled to “priority” in conducting discovery, depositions may be taken by either party upon seven (7) days written notice, and all other discovery shall be responded to within fifteen (15) days after service. All disputes relating to discovery which cannot be resolved by the parties shall be submitted to the referee whose decision shall be final and binding.

12.7        Except as expressly set forth herein, the referee shall determine the manner in which the reference proceeding is conducted including the time and place of hearings, the order of presentation of evidence, and all other questions that arise with respect to the course of the reference proceeding. All proceedings and hearings conducted before the referee, except for trial, shall be conducted without a court reporter, except that when any party so requests, a court reporter will be used at any hearing conducted before the referee, and the referee will be provided a courtesy copy of the transcript. The party making such a request shall have the obligation to arrange for and pay the court reporter. Subject to the referee’s power to award costs to the prevailing party, the parties will equally share the cost of the referee and the court reporter at trial.

12.8        The referee shall be required to determine all issues in accordance with existing case law and the statutory laws of the State of California. The rules of evidence applicable to proceedings at law in the State of California will be applicable to the reference proceeding. The referee shall be empowered to enter equitable as well as legal relief, enter equitable orders that will be binding on the parties and rule on any motion which would be authorized in a court proceeding, including without limitation motions for summary judgment or summary adjudication. The referee shall issue a decision at the close of the reference proceeding which disposes of all claims of the parties that are the subject of the reference. Pursuant to CCP § 644, such decision shall be entered by the Court as a judgment or an order in the same manner as if the action had been tried by the Court and any such decision will be final, binding and conclusive. The parties reserve the right to appeal from the final judgment or order or from any appealable decision or order entered by the referee. The parties reserve the right to findings of fact, conclusions of laws, a written statement of decision, and the right to move for a new trial or a different judgment, which new trial, if granted, is also to be a reference proceeding under this provision.

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12.9        If the enabling legislation which provides for appointment of a referee is repealed (and no successor statute is enacted), any dispute between the parties that would otherwise be determined by reference procedure will be resolved and determined by arbitration. The arbitration will be conducted by a retired judge or justice, in accordance with the California Arbitration Act §1280 through §1294.2 of the CCP as amended from time to time. The limitations with respect to discovery set forth above shall apply to any such arbitration proceeding.

12.10      THE PARTIES RECOGNIZE AND AGREE THAT ALL CONTROVERSIES, DISPUTES AND CLAIMS RESOLVED UNDER THIS REFERENCE PROVISION WILL BE DECIDED BY A REFEREE AND NOT BY A JURY. AFTER CONSULTING (OR HAVING HAD THE OPPORTUNITY TO CONSULT) WITH COUNSEL OF ITS, HIS OR HER OWN CHOICE, EACH PARTY KNOWINGLY AND VOLUNTARILY, AND FOR THE MUTUAL BENEFIT OF ALL PARTIES, AGREES THAT THIS REFERENCE PROVISION WILL APPLY TO ANY CONTROVERSY, DISPUTE OR CLAIM BETWEEN OR AMONG THEM ARISING OUT OF OR IN ANY WAY RELATED TO, THIS AGREEMENT OR THE OTHER LOAN DOCUMENTS.

13.         General Provisions.

13.1        Successors and Assigns. This Agreement shall bind and inure to the benefit of the respective successors and permitted assigns of each of the parties; provided, however, that neither this Agreement nor any rights hereunder may be assigned by any Borrower without Bank’s prior written consent, which consent may be granted or withheld in Bank’s sole discretion. Bank shall have the right without the consent of or notice to any Borrower to sell, transfer, negotiate, or grant participation in all or any part of, or any interest in, Bank’s obligations, rights and benefits hereunder.

13.2        Indemnification. Borrowers shall defend, indemnify and hold harmless Bank and its officers, employees, and agents against: (a) all obligations, demands, claims, and liabilities claimed or asserted by any other party in connection with the transactions contemplated by this Agreement; and (b) all losses or Bank Expenses in any way suffered, incurred, or paid by Bank as a result of or in any way arising out of, following, or consequential to transactions between Bank and any Borrower whether under this Agreement, or otherwise (including without limitation reasonable attorneys’ fees and expenses), except for losses caused by Bank’s gross negligence or willful misconduct.

13.3        Time of Essence. Time is of the essence for the performance of all obligations set forth in this Agreement.

13.4        Severability of Provisions. Each provision of this Agreement shall be severable from every other provision of this Agreement for the purpose of determining the legal enforceability of any specific provision.

13.5        Amendments in Writing, Integration. Neither this Agreement nor the Loan Documents can be amended or terminated orally. All prior agreements, understandings, representations, warranties, and negotiations between the parties hereto with respect to the subject matter of this Agreement and the Loan Documents, if any, are merged into this Agreement and the Loan Documents.

13.6        Counterparts. This Agreement may be executed in any number of counterparts and by different parties on separate counterparts, each of which, when executed and delivered, shall be deemed to be an original, and all of which, when taken together, shall constitute but one and the same Agreement.

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13.7        Survival. All covenants, representations and warranties made in this Agreement shall continue in full force and effect so long as any Obligations remain outstanding or Bank has any obligation to make Credit Extensions to Borrowers. The obligations of Borrowers to indemnify Bank with respect to the expenses, damages, losses, costs and liabilities described in Section 13.2 shall survive until all applicable statute of limitations periods with respect to actions that may be brought against Bank have run.

13.8        Confidentiality. In handling any confidential information Bank and all employees and agents of Bank, including but not limited to accountants, shall exercise the same degree of care that it exercises with respect to its own proprietary information of the same types to maintain the confidentiality of any non-public information thereby received or received pursuant to this Agreement except that disclosure of such information may be made (i) to the subsidiaries or affiliates of Bank in connection with their present or prospective business relations with Borrowers, (ii) to prospective transferees or purchasers of any interest in the Loans, (iii) as required by law, regulations, rule or order, subpoena, judicial order or similar order, (iv) as may be required in connection with the examination, audit or similar investigation of Bank and (v) as Bank may determine in connection with the enforcement of any remedies hereunder. Confidential information hereunder shall not include information that either: (a) is in the public domain or in the knowledge or possession of Bank when disclosed to Bank, or becomes part of the public domain after disclosure to Bank through no fault of Bank; or (b) is disclosed to Bank by a third party, provided Bank does not have actual knowledge that such third party is prohibited from disclosing such information.

13.9        Patriot Act Notice. Bank notifies Borrower that, pursuant to the requirements of the USA Patriot Act, Title III of Pub. L. 107-56 (signed into law on October 26, 2001) (the “ Patriot Act “), it is required to obtain, verify and record information that identifies each Borrower, which information includes names and addresses and other information that will allow Bank to identify any Borrower in accordance with the Patriot Act.

14.         CO-BORROWER PROVISIONS.

14.1        Primary Obligation. This Agreement is a primary and original obligation of each Borrower and shall remain in effect notwithstanding future changes in conditions, including any change of law or any invalidity or irregularity in the creation or acquisition of any Obligations or in the execution or delivery of any agreement between Bank and any Borrower. Each Borrower shall be liable for existing and future Obligations as fully as if all of all Credit Extensions were advanced to such Borrower. Bank may rely on any certificate or representation made by any Borrower as made on behalf of, and binding on, all Borrowers, including without limitation Disbursement Request Forms, Borrowing Base Certificates and Compliance Certificates.

14.2        Enforcement of Rights. Borrowers are jointly and severally liable for the Obligations and Bank may proceed against one or more of the Borrowers to enforce the Obligations without waiving its right to proceed against any of the other Borrowers.

14.3        Borrowers as Agents. Each Borrower appoints the other Borrower as its agent with all necessary power and authority to give and receive notices, certificates or demands for and on behalf of both Borrowers, to act as disbursing agent for receipt of any Credit Extensions on behalf of each Borrower and to apply to Bank on behalf of each Borrower for Credit Extensions, any waivers and any consents. This authorization cannot be revoked, and Bank need not inquire as to each Borrower’s authority to act for or on behalf of another Borrower.

14.4        Subrogation and Similar Rights. Notwithstanding any other provision of this Agreement or any other Loan Document, each Borrower irrevocably waives all rights that it may have at law or in equity (including, without limitation, any law subrogating the Borrower to the rights of Bank under the Loan Documents) to seek contribution, indemnification, or any other form of reimbursement from any other Borrower, or any other Person now or hereafter primarily or secondarily liable for any of the Obligations, for any payment made by the Borrower with respect to the Obligations in connection with the Loan Documents or otherwise and all rights that it might have to benefit from, or to participate in, any security for the Obligations as a result of any payment made by the Borrower with respect to the Obligations in connection with the Loan Documents or otherwise. Any agreement providing for indemnification, reimbursement or any other arrangement prohibited under this Section 14.4 shall be null and void. If any payment is made to a Borrower in contravention of this Section 14.4, such Borrower shall hold such payment in trust for Bank and such payment shall be promptly delivered to Bank for application to the Obligations, whether matured or unmatured.

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14.5        Waivers of Notice. Except as otherwise provided in this Agreement, each Borrower waives notice of acceptance hereof; notice of the existence, creation or acquisition of any of the Obligations; notice of an Event of Default; notice of the amount of the Obligations outstanding at any time; notice of intent to accelerate; notice of acceleration; notice of any adverse change in the financial condition of any other Borrower or of any other fact that might increase the Borrower’s risk; presentment for payment; demand; protest and notice thereof as to any instrument; default; and all other notices and demands to which the Borrower would otherwise be entitled. Each Borrower waives any defense arising from any defense of any other Borrower, or by reason of the cessation from any cause whatsoever of the liability of any other Borrower. Bank’s failure at any time to require strict performance by any Borrower of any provision of the Loan Documents shall not waive, alter or diminish any right of Bank thereafter to demand strict compliance and performance therewith. Nothing contained herein shall prevent Bank from foreclosing on the Lien of any deed of trust, mortgage or other security instrument, or exercising any rights available thereunder, and the exercise of any such rights shall not constitute a legal or equitable discharge of any Borrower. Each Borrower also waives any defense arising from any act or omission of Bank that changes the scope of the Borrower’s risks hereunder.

14.6        Subrogation Defenses. Each Borrower hereby waives any defense based on impairment or destruction of its subrogation or other rights against any other Borrower and waives all benefits which might otherwise be available to it under California Civil Code Sections 2809, 2810, 2819, 2839, 2845, 2848, 2849, 2850, 2899, and 3433 and California Code of Civil Procedure Sections 580a, 580b, 580d and 726, as those statutory provisions are now in effect and hereafter amended, and under any other similar statutes now and hereafter in effect.

14.7        Right to Settle, Release.

(a)          The liability of Borrowers hereunder shall not be diminished by (i) any agreement, understanding or representation that any of the Obligations is or was to be guaranteed by another Person or secured by other property, or (ii) any release or unenforceability, whether partial or total, of rights, if any, which Bank may now or hereafter have against any other Person, including another Borrower, or property with respect to any of the Obligations.

(b)          Without affecting the liability of any Borrower hereunder, Bank may (i) compromise, settle, renew, extend the time for payment, change the manner or terms of payment, discharge the performance of, decline to enforce, or release all or any of the Obligations with respect to a Borrower, (ii) grant other indulgences to a Borrower in respect of the Obligations, (iii) modify in any manner any documents relating to the Obligations with respect to a Borrower, (iv) release, surrender or exchange any deposits or other property securing the Obligations, whether pledged by a Borrower or any other Person, or (v) compromise, settle, renew, or extend the time for payment, discharge the performance of, decline to enforce, or release all or any obligations of any guarantor, endorser or other Person who is now or may hereafter be liable with respect to any of the Obligations.

14.8        Subordination. All indebtedness of a Borrower now or hereafter arising held by another Borrower is subordinated to the Obligations and the Borrower holding the indebtedness shall take all actions reasonably requested by Bank to effect, to enforce and to give notice of such subordination.

BY SIGNING THIS DOCUMENT EACH PARTY REPRESENTS AND AGREES THAT: (A) THIS WRITTEN AGREEMENT REPRESENTS THE FINAL AGREEMENT BETWEEN ALL PARTIES, (B) THERE ARE NO UNWRITTEN ORAL AGREEMENTS AMONG THE PARTIES, AND (C) THIS WRITTEN AGREEMENT MAY NOT BE CONTRADICTED BY EVIDENCE OF ANY PRIOR, CONTEMPORANEOUS, OR SUBSEQUENT ORAL AGREEMENTS OR UNDERSTANDINGS OF ANY OF THE PARTIES.

[Balance of Page Intentionally Left Blank]

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IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed as of the date first above written.

CLUB W, INC., a Delaware corporation

By:	/s/ Geoffrey McFarlane

Title:	CFO & VP

BWSC, LLC, a Delaware limited liability company

By:	/s/ Geoffrey McFarlane

Title:	CFO& VP

Western Alliance Bank, an Arizona corporation

By:	/s/ Grant Simon

Title:	Relationship Manager

[Signature Page to Loan and Security Agreement]

Exhibit A

DEBTOR:	CLUB W, INC.

SECURED PARTY:	WESTERN ALLIANCE BANK, an Arizona corporation

COLLATERAL DESCRIPTION ATTACHMENT

TO LOAN AND SECURITY AGREEMENT

All personal property of Borrower (herein referred to as “Borrower” or “Debtor”) whether presently existing or hereafter created or acquired, and wherever located, including, but not limited to:

(a)          all accounts (including health-care-insurance receivables), chattel paper (including tangible and electronic chattel paper), deposit accounts, documents (including negotiable documents), equipment (including all accessions and additions thereto), general intangibles (including payment intangibles and software), goods (including fixtures), instruments (including promissory notes), inventory (including all goods held for sale or lease or to be furnished under a contract of service, and including returns and repossessions), investment property (including securities and securities entitlements), letter of credit rights, money, and all of Debtor’s books and records with respect to any of the foregoing, and the computers and equipment containing said books and records;

(b)          any and all cash proceeds and/or noncash proceeds of any of the foregoing, including, without limitation, insurance proceeds, and all supporting obligations and the security therefor or for any right to payment. All terms above have the meanings given to them in the California Uniform Commercial Code, as amended or supplemented from time to time.

Notwithstanding the foregoing, the term “Collateral” shall not include any Equipment not financed by Bank or rights of Borrower as a licensee to the extent the granting of a security interest therein (i) would be contrary to applicable law or (ii) is prohibited by or would constitute a default under any agreement or document governing such property (but only to the extent such prohibition is enforceable under applicable law); provided that upon the termination or lapsing of any such prohibition, such property shall automatically be part of the Collateral; and provided further that the provisions of this paragraph shall in no case exclude from the definition of “Collateral” any Accounts, proceeds of the disposition of any property, or general intangibles consisting of rights to payment, all of which shall at all times constitute “Collateral”; and provided further that any Equipment financed by Bank will at all times constitute “Collateral”.

Exhibit A

DEBTOR:	BWSC, LLC

SECURED PARTY:	WESTERN ALLIANCE BANK, an Arizona corporation

COLLATERAL DESCRIPTION ATTACHMENT
TO LOAN AND SECURITY AGREEMENT

All personal property of Borrower (herein referred to as “Borrower” or “Debtor”) whether presently existing or hereafter created or acquired, and wherever located, including, but not limited to:

(a)          all accounts (including health-care-insurance receivables), chattel paper (including tangible and electronic chattel paper), deposit accounts, documents (including negotiable documents), equipment (including all accessions and additions thereto), general intangibles (including payment intangibles and software), goods (including fixtures), instruments (including promissory notes), inventory (including all goods held for sale or lease or to be furnished under a contract of service, and including returns and repossessions), investment property (including securities and securities entitlements), letter of credit rights, money, and all of Debtor’s books and records with respect to any of the foregoing, and the computers and equipment containing said books and records;

(b)          any and all cash proceeds and/or noncash proceeds of any of the foregoing, including, without limitation, insurance proceeds, and all supporting obligations and the security therefor or for any right to payment. All terms above have the meanings given to them in the California Uniform Commercial Code, as amended or supplemented from time to time.

Notwithstanding the foregoing, the term “Collateral” shall not include any Equipment not financed by Bank or rights of Borrower as a licensee to the extent the granting of a security interest therein (i) would be contrary to applicable law or (ii) is prohibited by or would constitute a default under any agreement or document governing such property (but only to the extent such prohibition is enforceable under applicable law); provided that upon the termination or lapsing of any such prohibition, such property shall automatically be part of the Collateral; and provided further that the provisions of this paragraph shall in no case exclude from the definition of “Collateral” any Accounts, proceeds of the disposition of any property, or general intangibles consisting of rights to payment, all of which shall at all times constitute “Collateral”; and provided further that any Equipment financed by Bank will at all times constitute “Collateral”.

Exhibit B

REVOLVING/INVENTORY ADVANCE REQUEST

(To be submitted no later than 3:00 PM to be considered for same day processing)

To:	Western Alliance Bank, an Arizona corporation

Fax:	(408) 282-1681

Date:

From:	CLUB W, INC.
Borrower’s Name

Authorized Signature

Authorized Signer’s Name (please print)

Phone Number

To Account #

Parent hereby requests funding in the amount of $__________ in accordance with the Revolving/Inventory Advance as defined in the Loan and Security Agreement dated September __, 2015.

Borrowers hereby authorize Bank to rely on facsimile stamp signatures and treat them as authorized by Borrowers for the purpose of requesting the above advance.

All representations and warranties of Borrowers stated in the Loan and Security Agreement are true, correct and complete in all material respects as of the date of this Revolving/Inventory Advance Request; provided that those representations and warranties expressly referring to another date shall be true, correct and complete in all material respects as of such date.

Capitalized terms used herein and not otherwise defined have the meanings set forth in the Loan and Security Agreement.

Exhibit C

BORROWING BASE CERTIFICATE - MRR

WESTERN ALLIANCE BANK

55 Almaden Boulevard, San Jose, CA 95113

Company: CLUB W, INC.

MONTHLY RECURRING REVENUE (GAAP BASIS) BORROWING BASE CALCULATION:	As of Date:

1.	GAAP recurring revenue recognized during the measurement period from subscriptions licenses maintenance support contracts and, recurring hosting and online fees:
	Month Ended:	_______	$_______
	Month Ended:	_______	$_______
	Month Ended:	_______	$_______

2.	Total GAAP recurring revenue recognized during the measurement period from subscriptions licenses maintenance support contracts and, recurring hosting and online fees:		$_______

3.	Less: Refunds, discounts, chargebacks, subscription, maintenance, recurring hosting and online fee revenue from any account debtor or customer that (i) has elected to cancel or not renew its license or maintenance contract, or (ii) ceases conducting business, goes out of business or is insolvent, or (iii) has failed to pay in full within ninety (90) days of invoice date:		$_______

4.	Borrower’s eligible GAAP Monthly Recurring Revenue multiplied by three (3)		$_______

5.	MRR Retention Rate means, as of the last day of a month, the ratio, expressed as a percentage, of (x) three (3) times the Eligible MRR for such month to (y) the Eligible MRR for the prior three (3) months.		_______%

6.	Loan Value (Line 4 multiplied by Line 5)			$_______

7.	Maximum Loan Amount			$12,000,000

8.	Total Funds Available (lesser of Line 6 or Line 7)			$_______

9.	Outstanding Under Sublimits			$_______
	Cash Management Sublimit		$_______
	International Sublimit		$_______
	Inventory Sublimit		$_______

10.	Present Balance Outstanding on MRR Line of Credit		$0

11.	Reserve Position			$_______

If line #11 is less than $0, this amount must be remitted to the Bank immediately to bring loan balance into compliance.

By signing this form you authorize the bank to deduct any advance amounts directly from the company's checking account at Western Alliance Bank in the event there is an Overadvance.

Exhibit D

Compliance Certificate

TO:	WESTERN ALLIANCE BANK, an Arizona corporation

FROM:	CLUB W, INC., for itself and on behalf of all Borrowers

The undersigned authorized officer of CLUB W, INC. hereby certifies that in accordance with the terms and conditions of the Loan and Security Agreement between CLUB W, INC., (each, a “Borrower” and collectively, “Borrowers”) and Bank (the “Agreement”), (i) Borrowers are in complete compliance for the period ending ____________ with all required covenants except as noted below and (ii) all representations and warranties of each Borrower stated in the Agreement are true and correct as of the date hereof. Attached herewith are the required documents supporting the above certification. The Officer further certifies that these are prepared in accordance with Generally Accepted Accounting Principles (GAAP) and are consistently applied from one period to the next except as explained in an accompanying letter or footnotes.

Please indicate compliance status by circling Yes/No under “Complies” column.

Reporting Covenant	Required		Complies

Annual financial statements (CPA Audited)	FYE within 180 days		Yes	No

Monthly financial statements and Compliance Certificate	Prior to each Credit Extension, and monthly within 30 days		Yes	No

10K and 10Q	(as applicable)		Yes	No

Annual operating budget, sales projections and operating plans approved by board of directors	Annually no later than 30 days after the beginning of each fiscal year		Yes	No

A/R & A/P Agings, Borrowing Base Certificate, Deferred Revenue Schedule and MRR Report	Prior to each Credit Extension, and monthly within 30 days		Yes	No

A/R Audit	Initial and Annual		Yes	No

Deposit balances with Bank	$ ___________________
Deposit balance outside Bank	$ ___________________

Financial Covenant	Required	Actual	Complies

Remaining Months Liquidity	3.00 to 1.00	_____:1.00	Yes	No
Performance to Plan (minimum revenue)	At least 65% of the sales projections and operating plan	__%	Yes	No
Inventory Turn Ratio	3.00 to 1.00	_____:1.00	Yes	No

Comments Regarding Exceptions: See Attached.	BANK USE ONLY

Received by:
Sincerely,	AUTHORIZED SIGNER

CLUB W, INC., on behalf of all Borrowers	Date:

___________________________________________	Verified:
SIGNATURE	AUTHORIZED SIGNER

___________________________________________	Date:
TITLE
	Compliance Status	Yes No
___________________________________________
DATE

Schedule of Exceptions

Permitted Indebtedness (Section 1.1)

Permitted Investments (Section 1.1)

Permitted Liens (Section 1.1)

Inbound Licenses (Section 5.6)

Prior Names (Section 5.7)

Litigation (Section 5.8)

Corporate Resolutions to Borrow

Borrower: CLUB W, INC.

I, the undersigned Secretary or Assistant Secretary of CLUB W, INC. (the “Corporation”), HEREBY CERTIFY that the Corporation is organized and existing under and by virtue of the laws of the State of Delaware.

I FURTHER CERTIFY that attached hereto as Attachments 1 and 2 are true and complete copies of the Articles of Incorporation, as amended, and the Restated Bylaws of the Corporation, each of which is in full force and effect on the date hereof.

I FURTHER CERTIFY that at a meeting of the Directors of the Corporation, duly called and held, at which a quorum was present and voting (or by other duly authorized corporate action in lieu of a meeting), the following resolutions (the “Resolutions”) were adopted.

BE IT RESOLVED, that any one (1) of the following named officers, employees, or agents of this Corporation, whose actual signatures are shown below:

NAMES	POSITION	ACTUAL SIGNATURES

acting for and on behalf of this Corporation and as its act and deed be, and they hereby are, authorized and empowered:

Borrow Money. To borrow from time to time from Western Alliance Bank, an Arizona corporation (“Bank”), on such terms as may be agreed upon between the officers, employees, or agents of the Corporation and Bank, such sum or sums of money as in their judgment should be borrowed, without limitation.

Execute Loan Documents. To execute and deliver to Bank that certain Loan and Security Agreement dated as of (the “Loan Agreement”) and any other agreement entered into between Corporation and Bank in connection with the Loan Agreement, including any amendments, all as amended or extended from time to time (collectively, with the Loan Agreement, the “Loan Documents”), and also to execute and deliver to Bank one or more renewals, extensions, modifications, refinancings, consolidations, or substitutions for the Loan Documents, or any portion thereof.

Grant Security. To grant a security interest to Bank in the Collateral described in the Loan Documents, which security interest shall secure all of the Corporation’s Obligations, as described in the Loan Documents.

Negotiate Items. To draw, endorse, and discount with Bank all drafts, trade acceptances, promissory notes, or other evidences of indebtedness payable to or belonging to the Corporation or in which the Corporation may have an interest, and either to receive cash for the same or to cause such proceeds to be credited to the account of the Corporation with Bank, or to cause such other disposition of the proceeds derived therefrom as they may deem advisable.

Letters of Credit. To execute letter of credit applications and other related documents pertaining to Bank’s issuance of letters of credit.

Corporate Credit Cards. To execute corporate credit card applications and agreements and other related documents pertaining to Bank’s provision of corporate credit cards.

1

Further Acts. In the case of lines of credit, to designate additional or alternate individuals as being authorized to request advances thereunder, and in all cases, to do and perform such other acts and things, to pay any and all fees and costs, and to execute and deliver such other documents and agreements as they may in their discretion deem reasonably necessary or proper in order to carry into effect the provisions of these Resolutions.

BE IT FURTHER RESOLVED, that any and all acts authorized pursuant to these resolutions and performed prior to the passage of these resolutions are hereby ratified and approved, that these Resolutions shall remain in full force and effect and Bank may rely on these Resolutions until written notice of their revocation shall have been delivered to and received by Bank. Any such notice shall not affect any of the Corporation’s agreements or commitments in effect at the time notice is given.

I FURTHER CERTIFY that the officers, employees, and agents named above are duly elected, appointed, or employed by or for the Corporation, as the case may be, and occupy the positions set forth opposite their respective names; that the foregoing Resolutions now stand of record on the books of the Corporation; and that the Resolutions are in full force and effect and have not been modified or revoked in any manner whatsoever.

IN WITNESS WHEREOF, I have hereunto set my hand on September __, 2015 and attest that the signatures set opposite the names listed above are their genuine signatures.

CERTIFIED AND ATTESTED BY:

X
Secretary or Assistant Secretary of Borrower

2

ATTACHMENT A

ARTICLES OF INCORPORATION

3

ATTACHMENT B

BYLAWS OF THE CORPORATION

4

LIMITED LIABILITY COMPANY RESOLUTION

Company: BWSC, LLC, a Delaware limited liability company

WE THE UNDERSIGNED, hereby certify that BWSC, LLC, a Delaware limited liability company (“Company”), is duly organized, existing and in good standing as a

_____________ member-managed
X___________ manager-managed

limited liability company under and by virtue of the laws of the State of Delaware, and that we are all of Company’s

_____________ members
X___________ managers

and that Company’s name shown above is the complete and correct name of Company.

WE FURTHER CERTIFY that at a meeting of Company (or by other duly authorized company action in lieu of a meeting), duly called and held, at which all of the undersigned were present and voting, the following resolutions were adopted:

BE IT RESOLVED, that any one (1) of the following named officers, employees, or agents of the Company, whose actual signatures are shown below:

NAMES	POSITION	ACTUAL SIGNATURES

acting for and on behalf of the Company and as its act and deed be, and they hereby are, authorized and empowered in the name of the Company:

Borrow Money. To borrow from time to time from Western Alliance Bank, an Arizona corporation (“Bank”), on such terms as may be agreed upon between the officers, employees, or agents of the Company and Bank, such sum or sums of money as in their judgment should be borrowed, without limitation.

Execute Loan Documents. To execute and deliver to Bank that certain Loan and Security Agreement, dated as of September __, 2015 (the “Agreement”), and any other agreement entered into between Company and Bank in connection with the Agreement, including any amendments, all as amended or extended from time to time (collectively, with the Agreement, the “Loan Documents”), and also to execute and deliver to Bank one or more renewals, extensions, modifications, refinancings, consolidations, or substitutions for the Loan Documents, or any portion thereof.

Grant Security. To grant a security interest to Bank in the Collateral described in the Loan Documents, which security interest shall secure all of the Company’s Obligations, as described in the Loan Documents.

Negotiate Items. To draw, endorse, and discount with Bank all drafts, trade acceptances, promissory notes, or other evidences of indebtedness payable to or belonging to the Company or in which the Company may have an interest, and either to receive cash for the same or to cause such proceeds to be credited to the account of the Company with Bank, or to cause such other disposition of the proceeds derived therefrom as they may deem advisable.

Further Acts. In the case of lines of credit, to designate additional or alternate individuals as being authorized to request advances thereunder, and in all cases, to do and perform such other acts and things, to pay any and all fees and costs, and to execute and deliver such other documents and agreements as they may in their discretion deem reasonably necessary or proper in order to carry into effect the provisions of these Resolutions.

BE IT FURTHER RESOLVED, that any and all acts authorized pursuant to these resolutions and performed prior to the passage of these resolutions are hereby ratified and approved, that these Resolutions shall remain in full force and effect and Bank may rely on these Resolutions until written notice of their revocation shall have been delivered to and received by Bank. Any such notice shall not affect any of Company’s agreements or commitments in effect at the time notice is given.

WE FURTHER CERTIFY that the officers, employees, and agents named above are duly elected, appointed, or employed by or for Company, as the case may be, and occupy the positions set opposite their names; that the foregoing Resolutions now stand of record on the books of Company, and that the Resolutions are in full force and effect and have not been modified or revoked in any manner whatsoever.

WE FURTHER CERTIFY that the Articles of Organization filed at the Delaware Secretary of State on _______________, in the form presented to Bank as of the date hereof and attached hereto as Exhibit A are true and correct, in full force and effect as of the date hereof, and that no provision of either such document restricts the Company from entering into, or performing its obligations under, the Loan Documents.

[Balance of Page Intentionally Left Blank]

We each have read all the provisions of this Limited Liability Company Resolution, and we each jointly and severally and on behalf of Company certify and agree to its terms solely in our capacities as managers of the Company and not in an individual capacity. This certificate is dated September __, 2015.

BWSC, LLC

By:
Its:

By:
Its:

By:
Its:

ATTACHMENT A

ARTICLES OF ORGANIZATION

LOAN AND SECURITY MODIFICATION AGREEMENT

This Loan and Security Modification Agreement is entered into as of December 1, 2017 (the “Effective Date”) by and between WINC, INC. (“Winc”) and BWSC, LLC (“BWSC”) and WESTERN ALLIANCE BANK (“Bank”). Winc and BWSC are also referred to herein, individually as a “Borrower” and collectively as the “Borrowers”.

1.            DESCRIPTION OF EXISTING INDEBTEDNESS: Among other indebtedness which may be owing by Borrowers to Bank, Borrowers are indebted to Bank pursuant to, among other documents, a Loan and Security Agreement by and between Borrowers and Bank, dated as of October 14, 2015 and as may be amended from time to time (the “Loan and Security Agreement”). Capitalized terms used without definition herein shall have the meanings assigned to them in the Loan and Security Agreement.

2.            CONSENT TO INDEBTEDNESS. Bank acknowledges Borrowers’ proposed incurrence of Indebtedness in an aggregate principal amount of $5,000,000 from Multiplier Capital LP (“Multiplier”) and the grant of security interest in and to substantially all of the personal property of Borrowers to secure such obligation. Subject to Multiplier’s execution and delivery to Bank of an intercreditor agreement in form and substance satisfactory to Bank, such Indebtedness shall constitute “Permitted Indebtedness” under the Loan and Security Agreement and such lien shall constitute a “Permitted Lien” under the Loan and Security Agreement.

3.            MODIFICATIONS TO LOAN AND SECURITY AGREEMENT.

A.                The following definitions set forth in Section 1.1 of the Loan and Security Agreement are amended and restated in their entirety to read as follows:

“Borrowing Base” means an amount equal to (a) eighty percent (80%) of Eligible Accounts (the “A/R Borrowing Base”) plus (b) (i) Eligible MRR for the trailing three month period multiplied by (i) the lesser of the MRR Retention Rate or (ii) one hundred percent (100%) (the “MRR Borrowing Base”), each as reasonably determined by Bank with reference to the most recent Borrowing Base Certificate delivered by Borrowers.

“Eligible MRR” means GAAP revenue of Borrowers recognized during the measurement month from direct to consumer subscription wine purchase contracts (including all GAAP revenue associated with upsell, renewals and expansion to existing accounts), less (a) refunds, discounts and chargebacks and (b) subscription or support revenue from any customer that (i) has elected to cancel or not renew its subscription contract, (ii) goes out of business or is insolvent, or (iii) has a receivable aged more than ninety (90) days from invoice date, without Bank's consent. For the sake of clarity, Eligible MRR shall not include any revenue derived from wholesale or gift card sales.

“International Sublimit” means a sublimit for foreign exchange services and export, import, and standby letters of credit under the Revolving Line not to exceed Seven Hundred Thousand Dollars ($700,000).

“MRR Retention Rate” means, as of the last day of a month, the ratio (expressed as a percentage) of (i) the Eligible MRR for such month to (ii) the one month average of the Eligible MRR for the prior twelve (12) months.

“Operating Burn” means the average monthly EBITDA loss for the trailing three (3) month period.

“Revolving Line” means a credit extension of up to Eight Million Dollars ($8,000,000).

“Revolving Maturity Date” means November 30, 2018.

B.                 The following definitions are added to Section 1.1 of the Loan and Security Agreement:

“Eligible Accounts” means those Accounts that arise in the ordinary course of each Borrower’s business that comply with all of such Borrower’s representations and warranties to Bank set forth in Section 5.4; provided that standards of eligibility may be fixed and revised from time to time by Bank in Bank’s reasonable judgment and upon notification thereof to Borrower in accordance with the provisions hereof. Unless otherwise agreed to by Bank, Eligible Accounts shall not include the following:

(a)                 Accounts that the account debtor has failed to pay within ninety (90) days of invoice date;

(b)                Accounts with respect to an account debtor, thirty-five percent (35%) of whose Accounts the account debtor has failed to pay within ninety (90) days of invoice date;

(c)                 Accounts with respect to which the account debtor is an officer, employee, or agent of Borrower;

(d)                Accounts with respect to which goods are placed on consignment, guaranteed sale, sale or return, sale on approval, bill and hold, or other terms by reason of which the payment by the account debtor may be conditional;

(e)                 Prebillings, prepaid deposits, retention billings, progress billings or any Eligible MRR;

(f)                 Accounts with respect to which the account debtor is an Affiliate of Borrower;

(g)                Accounts with respect to which the account debtor does not have its principal place of business in the United States or Canada, except for Eligible Foreign Accounts;

(h)                Accounts with respect to which the account debtor is the United States or any department, agency, or instrumentality of the United States;

(i)                 Accounts with respect to which Borrower is liable to the account debtor for goods sold or services rendered by the account debtor to Borrower or for deposits or other property of the account debtor held by Borrower, but only to the extent of any amounts owing to the account debtor against amounts owed to Borrower;

(j)                 Accounts with respect to an account debtor, including Subsidiaries and Affiliates, whose total obligations to Borrower exceed thirty percent (30%) of all Accounts, to the extent such obligations exceed the aforementioned percentage, except as approved in writing by Bank;

(k)                Accounts that have not yet been billed to the account debtor or that relate to deposits (such as good faith deposits) or other property of the account debtor held by Borrower for the performance of services or delivery of goods which Borrower has not yet performed or delivered;

(l)                 Accounts with respect to which the account debtor disputes liability or makes any claim with respect thereto as to which Bank believes, in its sole discretion, that there may be a reasonable basis for such dispute (but only to the extent of the amount subject to such dispute or claim), or is subject to any Insolvency Proceeding, or becomes insolvent, or goes out of business; and

(m)               Accounts the collection of which Bank reasonably determines to be doubtful.

“Eligible Foreign Accounts” means Accounts with respect to which the account debtor does not have its principal place of business in the United States or Canada and that Bank approves on a case-by-case basis, which approval may be conditioned upon such Accounts being subject to insurance or one or more letters of credit in an amount and of a tenor, and issued by a financial institution, acceptable to Bank.

C.                Borrowers acknowledge and agree that no further Inventory Advances shall be made to Borrowers, and Section 2.1(b) of the Loan and Security Agreement is amended and restated in its entirety to read as follows:

(b) Intentionally Omitted.

D.                Section 2.2 of the Loan and Security Agreement is amended and restated in its entirety to read as follows:

2.2 Overadvances. If, at any time either the aggregate amount of the outstanding Advances plus the Cash Management Sublimit plus the aggregate amounts outstanding under the International Sublimit exceeds the lesser of the Revolving Line or the Borrowing Base, Borrower shall immediately pay to Bank, in cash, the amount of such excess.

E.                Section 2.3(a) of the Loan and Security Agreement is amended and restated in its entirety to read as follows:

(a)                 Interest Rates. Except as set forth in Section 2.3(b), the Advances shall bear interest, on the outstanding Daily Balance thereof, at a rate equal to two percent (2%) above the Prime Rate.

F.                Section 2.5(a) of the Loan and Security Agreement is amended and restated in its entirety to read as follows:

(a)                 Facility Fee. On November 30, 2017 and on each anniversary thereof for so long as the Revolving Facility is in effect, a facility fee in the amount equal to one quarter of one percent (0.25%) of the Revolving Line, which shall be fully earned and nonrefundable; and

G.                The following is added to the end of Section 2.5(c) of the Loan and Security Agreement:

In addition to the foregoing, on the earlier of November 30, 2018 or the date all Credit Extensions are repaid in full, Borrower shall pay to Bank a cash fee in the amount of $120,000 (the “Additional Success Fee”); and if any Credit Extensions are outstanding on March 31, 2018, the Additional Success Fee shall automatically increase by $25,000 on such date; and on the last day of each calendar quarter thereafter, the Additional Success Fee shall further automatically increase by $25,000 on such date until all Credit Extensions have been repaid in full.

H.                The following is added to the end of Section 5.4:

The Eligible Accounts are bona fide existing obligations arising in the ordinary course of the business of each Borrower. The property and services giving rise to such Eligible Accounts have been delivered or rendered to the account debtor or to the account debtor’s agent for immediate and unconditional acceptance by the account debtor in the ordinary course of the business of each Borrower. Neither Borrower has received written notice of actual or imminent Insolvency Proceeding of any account debtor that is included in any Borrowing Base Certificate as an Eligible Account.

I.                  Sections 5.7 of the Loan and Security Agreement are amended and restated in their entirety to read as follows:

5.7 Name; Location of Chief Executive Office. Except as disclosed in the Schedule, Borrower has not done business under any name other than that specified on the signature page hereof. The chief executive office of Parent is located at the address indicated in Section 10 hereof. All Borrower’s Inventory and Equipment is located only at the following locations: (i) 5340 Alla Road, Suite 105, Los Angeles, CA 90066; (ii) 850 E. Stowell Rd., Santa Maria, CA 93455, and (iii) 1515 Garnet Mine Road, Bethel Township, Delaware County Pennsylvania.

J.                  Sections 6.8, 6.9 and 6.10 of the Loan and Security Agreement are amended and restated in their entirety to read as follows:

6.8          Performance to Plan.

(a)                Minimum Required EBITDA. Borrowers’ monthly EBITDA (determined in accordance with GAAP), measured on a monthly basis beginning with month ending April 30, 2018, shall be at least $1. Beginning on May 31, 2018, Borrowers’ trailing two months’ EBITDA (determined in accordance with GAAP), measured on a monthly basis, shall be at least $1. Beginning on June 30, 2018, Borrowers’ trailing three months’ EBITDA (determined in accordance with GAAP), measured on a monthly basis, shall be at least $1.

(b)                Minimum Revenue. Borrowers’ trailing three months’ revenue (determined in accordance with GAAP), measured on a monthly basis, shall be at least 90% of Borrowers’ projected revenue for such period as set forth in Borrowers’ board- approved annual financial projections delivered to Bank in accordance with Section 6.3(e) of this Agreement, and approved in writing by Bank in its sole discretion.

6.9                Financing Event. On or before December 15, 2017, Borrowers shall receive at least $5,000,000 in cash proceeds from a debt financing transaction with Multiplier Capital LP.

6.10              Remaining Months Liquidity. Borrowers shall maintain at all times, and tested monthly as of the last day of each month, unrestricted cash at Bank in an amount equal to the greater of (i) $1,000,000 or (ii) six (6) times the amount of Borrowers’ Operating Burn, if any.

K.                Exhibits C and D of the Loan and Security Agreement are replaced in their entirety with the Exhibits C and D attached hereto.

L.                 Borrower acknowledges and agrees that, notwithstanding any provisions of the Loan and Security Agreement, Bank has no obligation to make any new Advances after the date hereof.

4.           CONSISTENT CHANGES. The Loan Documents are each hereby amended wherever necessary to reflect the changes described above.

5.           NO DEFENSES OF BORROWERS/GENERAL RELEASE. Each Borrower agrees that, as of this date, it has no defenses against the obligations to pay any amounts due under the Loan Documents. Each Borrower and its affiliates (each, a “Releasing Party”) acknowledges that Bank would not enter into this Loan and Security Modification Agreement without Releasing Party’s assurance that it has no claims against Bank or any of Bank’s officers, directors, employees or agents as of the date hereof. Except for the obligations arising hereafter under this Loan and Security Modification Agreement, each Releasing Party releases Bank and each of Bank’s officers, directors and employees from any known or unknown claims solely with respect to periods prior to and including the Effective Date that Releasing Party now has against Bank of any nature, including any claims that Releasing Party, its successors, counsel, and advisors may in the future discover they would have now had if they had known facts not now known to them, whether founded in contract, in tort or pursuant to any other theory of liability, including but not limited to any claims arising out of or related to the Loan and Security Agreement or the transactions contemplated thereby. Releasing Party waives the provisions of California Civil Code section 1542, which states:

A GENERAL RELEASE DOES NOT EXTEND TO CLAIMS WHICH THE CREDITOR DOES NOT KNOW OR SUSPECT TO EXIST IN HIS OR HER FAVOR AT THE TIME OF EXECUTING THE RELEASE, WHICH IF KNOWN BY HIM OR HER, MUST HAVE MATERIALLY AFFECTED HIS OR HER SETTLEMENT WITH THE DEBTOR.

The provisions, waivers and releases set forth in this section are binding upon each Releasing Party and its shareholders, agents, employees, assigns and successors in interest. The provisions, waivers and releases of this section shall inure to the benefit of Bank and its agents, employees, officers, directors, assigns and successors in interest. The provisions of this section shall survive payment in full of the Obligations, full performance of all the terms of this Loan and Security Modification Agreement and the other Loan Documents, and/or Bank’s actions to exercise any remedy available under the Loan Documents or otherwise.

6.           CONTINUING VALIDITY. Each Borrower understands and agrees that in modifying the existing Loan Documents, Bank is relying upon Borrower's representations, warranties, and agreements, as set forth in the Loan Documents. Except as qualified, supplemented or otherwise set forth on the disclosure supplement (attached hereto as Exhibit E, the “Disclosure Supplement”) to the original Schedule of Exceptions to the Loan Documents, each Borrower represents and warrants that the representations and warranties contained in the Loan and Security Agreement are true and correct as of the date of this Loan and Security Modification Agreement. Except as expressly modified pursuant to this Loan and Security Modification Agreement, the terms of the Loan Documents remain unchanged and in full force and effect. Bank's agreement to modifications to the existing Loan Documents pursuant to this Loan and Security Modification Agreement in no way shall obligate Bank to make any future modifications to the Loan Documents. Nothing in this Loan and Security Modification Agreement shall constitute a satisfaction of the Obligations. It is the intention of Bank and Borrower to retain as liable parties all makers and endorsers of Loan Documents, unless the party is expressly released by Bank in writing. No maker, endorser, or guarantor will be released by virtue of this Loan and Security Modification Agreement. The terms of this paragraph apply not only to this Loan and Security Modification Agreement, but also to any subsequent loan and security modification agreements.

7.           CHOICE OF LAW AND VENUE; JURY TRIAL WAIVER; REFERENCE PROVISION. This Loan and Security Modification Agreement constitutes a “Loan Document” as defined and set forth in the Loan and Security Agreement, and is subject to Sections 11 and 12 of the Loan and Security Agreement, which are incorporated by reference herein.

8.           CONDITIONS PRECEDENT. As a condition to the effectiveness of this Loan and Security Modification Agreement, Bank shall have received, in form and substance satisfactory to Bank, the following:

(a)                  evidence of Borrowers’ receipt of at least $4,000,000 in cash proceeds from the sale and issuance of its equity securities;

(b)                 affirmation and amendment of subordination agreement with Super G Funding, LLC;

(c)                 corporate resolutions and incumbency certificate executed by each Borrower;

(d)                 payment of all Bank Expenses incurred through the date hereof; and

(e)                 such other documents, and completion of such other matters, as Bank may reasonably deem necessary or appropriate.

[SIGNATURE PAGE FOLLOWS]

9.           COUNTERSIGNATURE. This Loan and Security Modification Agreement s all become effective only when executed by Bank and Borrowers.

BORROWERS:	BANK:

WINC	WESTERN ALLIANCE BANK

By:	Alexander Oxman	By:	/s/ Elizabeth Quigley

Name:	Alexander Oxman	Name:	Elizabeth Quigley

Title:	CEO	Title:	AVP, Relationship Manager

BWSC

By:	Alexander Oxman

Name:	Alexander Oxman

Title:	CEO

EXHIBIT C

(PART 1)

MRR BORROWING BASE CERTIFICATE

WESTERN ALLIANCE BANK

55 ALMADEN BOULEVARD, SAN JOSE, CA 95113

BORROWERS: WINC, INC. and BWSC, LLC

MONTHLY RECURRING REVENUE BORROWING BASE CALCULATION:	As of Date:

1.	GAAP recurring revenue recognized during the trailing 3 month measurement period from direct to consumer subscriptions wine purchase contracts and recurring hosting and online fees:

Month Ended:	$

Month Ended:	$

Month Ended:	$

2.	Total GAAP recurring revenue recognized during the trailing three month period from direct to consumer subscription wine purchase contracts and recurring hosting and online fees	$

3.	Less: Refunds, discounts, chargebacks, subscription, maintenance, recurring hosting and online fee revenue from any account debtor or customer that (i) has elected to cancel or not renew its contract, or (ii) ceases conducting business, goes out of business or is insolvent, or (iii) has failed to pay in full within ninety (90) days of invoice date.	$

4.	Borrower’s Eligible MRR for Trailing 3 Months (#2 minus #3)	$

5.	Eligible MRR for the most recent month	$

6.	One month average of Eligible MRR for the trailing 12 months	$

7.	MRR Retention Rate (#5 divided by #6)%

8.	MRR Borrowing Base (#4 multiplied by the lesser of 100% or #7)	$

The undersigned represents and warrants that the foregoing is true, complete and correct, and that the information reflected in this Borrowing Base Certificate complies with the representations and warranties set forth in the Loan and Security Agreement between the undersigned and Western Alliance Bank.

Date:
Prepared By:

Bank Reviewed:	Date:

EXHIBIT C

(PART 2)

A/R BORROWING BASE CERTIFICATE

WESTERN ALLIANCE BANK

55 Almaden Boulevard, San Jose, CA 95113

Borrowers: WINC, INC. AND BWSC, LLC

ACCOUNTS RECEIVABLE BORROWING BASE CALCULATION:				As of Date:

1.	Add: Accounts Receivable Aged Current to 30 Days			$0
2.	Add: Accounts Receivable Aged 31 to 60 Days			$0
3.	Add: Accounts Receivable Aged 61 to 90 Days			$0
4.	Add: Accounts Receivable Aged 91 Days and Over			$0
5.	GROSS ACCOUNTS RECEIVABLE				$0

6.	Less: Accounts Receivable Aged over	90	days	$0
7.	Less: U.S. Government Receivables (Net of > 90s)			$0
8.	Less: Foreign Receivables (Net of > 90s)			$0
9.	Less: Affiliate or Related Accounts Receivables (Net of > 90s)			$0
10.	Less: Account concentration in excess of	30%		$0
11.	Less: Cross Aging	35%		$0
12.	Less: Contra Accounts			$0
13.	Less: Over 90 day A/R credits			$0
14.	Less: prebillings, progress billings, prepaid deposits			$0
15.	Less: Other ineligible accounts			$0
16.	Add: Lines 6 through 15 - Total Ineligible Accounts			$0

17.	NET ELIGIBLE ACCOUNTS RECEIVABLE				$0
18.	Account Receivable Advance Rate				80%
19.	A/R BORROWING BASE (#17 multiplied by #18)				$0
20.	MRR BORROWING BASE (line #8 from Part 1 above)
21.	TOTAL BORROWING BASE (#19 + #20)

22	MAXIMUM AVAILABLE LINE OF CREDIT		$8,000,000
23.	Less: Outstanding Advances under Revolving Facility				$0
24.	Less: Cash Management Services				$0
25.	Less: International Sublimit				$0

26.	AVAILABLE FOR DRAW/NEED TO PAY				$0

If line #26 is a negative number, this amount must be remitted to the Bank immediately to bring loan balance into compliance. By signing this form you authorize the bank to deduct any advance amounts directly from Borrower’s account(s) at Western Alliance Bank in the event there is an overadvance.

The undersigned represents and warrants that the foregoing is true, complete and correct, and that the information reflected in this Borrowing Base Certificate complies with the representations and warranties set forth in the Loan and Security Agreement between the undersigned and Western Alliance Bank.

Date:
Prepared By:
Date:
Bank Reviewed:

EXHIBIT D

COMPLIANCE CERTIFICATE

TO:	WESTERN ALLIANCE BANK

FROM:	WINC, INC.

The undersigned authorized officer of WINC, INC., on behalf of itself and all other Borrowers, hereby certifies that in accordance with the terms and conditions of the Loan and Security Agreement between Borrower and Bank (the “Agreement”), (i) Borrower is in complete compliance for the period ending                     with all required covenants except as noted below and (ii) all representations and warranties of Borrower stated in the Agreement are true and correct as of the date hereof. Attached herewith are the required documents supporting the above certification. The Officer further certifies that these are prepared in accordance with Generally Accepted Accounting Principles (GAAP) and are consistently applied from one period to the next except as explained in an accompanying letter or footnotes.

Please indicate compliance status by circling Yes/No under “Complies” column.

Reporting Covenant	Required	Complies
A/R & A/P Agings	Monthly within 30 days	Yes	No
Deferred Revenue Report	Monthly within 30 days	Yes	No
Borrowing Base Certificate (part 1 and part 2)	Monthly within 30 days	Yes	No
Monthly financial statements	Monthly within 30 days	Yes	No
Compliance Certificate	Monthly within 30 days	Yes	No
Annual financial statements (CPA Audited)	FYE within 180 days	Yes	No
Annual operating budget, sales projections and operating plans approved by board of directors	Annually no later than 30 days following the beginning of each fiscal year	Yes	No

A/R Audit	Initial and Annual	Yes	No

Deposit balances with Bank	$
Deposit balance outside Bank	$

Financial Covenant	Required	Actual			Complies

Remaining Months Liquidity (Minimum Unrestricted Cash at Bank) at all times and measured monthly	The greater of $1,000,000 or 6x Operating Burn	$			Yes	No
Minimum Trailing 3 months revenue	≥ 90% of Financial Projections	$	;		Yes	No
%
Minimum EBITDA as of 4/31/18	≥ $1	$			Yes	No
Minimum Trailing 2 months EBITDA ending 5/31/18	≥ $1	$			Yes	No
Minimum Trailing 3 months EBITDA (6/2018 and beyond)	≥ $1	$			Yes	No
Cash Proceeds from Multiplier Capital financing	$5,000,000 by 12/15/17	$			Yes	No

Comments Regarding Exceptions: See Attached.

Sincerely,

WINC, INC., on behalf of all Borrowers

SIGNATURE

TITLE

DATE

Exhibit E

Disclosure Supplement to Schedule of Exceptions to Loan and Security Agreement

Permitted Indebtedness (Section 1.1)

Indebtedness with Super G Funding, LLC in an aggregate amount not to exceed $2,500,000.

Permitted Investments

Investments by Winc, Inc. in BWSC, LLC.

Permitted Liens (Section 1.1)

1.	The landlord under the Lease Agreement dated May 19, 2014 between Borrower as lessee and CCS PS ALLA OWNER, LLC as landlord with respect to premises located at 5340 Alla Rd., Suites 105 and 108, Los Angeles, CA 90066, as amended (“Alla Road Lease”), has a security interest in all equipment, personal property, fixtures and other personal property, including proceeds thereof, of Borrower located at the premises leased by the Borrower pursuant to such lease.

2.	MetLife Commercial Mortgage Originator has a lien on the premises leased by Borrower under the Alla Road Lease pursuant to the Subordination,Non-Disturbance and Attornment Agreement dated as January 17 of 2017 between Borrower and MetLife Commercial Mortgage Originator.

3.	The landlord under the Lease Agreement dated December 8, 2015 between Borrower as lessee 1515 Garnet Mine Road Holdings Limited Partnership as landlord with respect to premises located at 1515 Garnet Mine Road, Bethel Township, Delaware County Pennsylvania, as amended, has a security interest in all equipment, personal property, fixtures and other personal property, including proceeds thereof, of Borrower located at the premises leased by the Borrower pursuant to such lease.

4.	Terravant Wine Company LLC may have a lien on BWSC’s wine product, grapes and juices to the extent of amounts due but not paid under the Alternating Proprietor Agreement dated April 3, 2013 among BWSC, the Company and Terravant Wine Company LLC, though title to such items will remain with BWSC at all times.

No Prior Encumbrances (Section 5.3)

See additional Permitted Liens set forth on Section 1.1 of the Schedule

Inbound Licenses (Section 5.6)

None

Prior Names (Section 5.7) DBA:

Wonderful Wine Co.; Butcherblock Wines; W Collaborations; WINC; Porter & Plot; Pacificana

LOAN AND SECURITY MODIFICATION AGREEMENT

This Loan and Security Modification Agreement is entered into as of November 30, 2018, by and among Winc, Inc. (f/k/a Club W, Inc.), a Delaware corporation (“Winc”), BWSC, LLC, a California limited liability company (“BWSC”, and together with Winc, individually and collectively, jointly and severally, “Borrower”) and Western Alliance Bank, an Arizona corporation (“Bank”).

1.            DESCRIPTION OF EXISTING INDEBTEDNESS: Among other indebtedness which may be owing by Borrower to Bank, Borrower is indebted to Bank pursuant to, among other documents, a Loan and Security Agreement, dated October 5, 2015, by and between Borrower and Bank, as may be amended from time to time (the “Loan and Security Agreement”). Capitalized terms used without definition herein shall have the meanings assigned to them in the Loan and Security Agreement.

Hereinafter, all indebtedness owing by Borrower to Bank shall be referred to as the "Indebtedness" and the Loan and Security Agreement and any and all other documents executed by Borrower in favor of Bank shall be referred to as the “Existing Documents.”

2.            MODIFICATIONS TO LOAN AND SECURITY AGREEMENT.

A.           The following defined terms and their definitions set forth in Section 1.1 (Definitions) of the Loan and Security Agreement are hereby amended and restated in their entirety as follows:

“EBITDA” means net profit before tax plus interest expense, depreciation expense, amortization expense, and non-cash stock compensation expenses.

“Prime Rate” means the greater of five and one-quarter percent (5.25%) or the Prime Rate published in the Money Rates section of the Western Edition of The Wall Street Journal, or such other rate of interest publicly announced from time to time by Bank as its Prime Rate. Bank may price loans to its customers at, above or below the Prime Rate. Any change in the Prime Rate shall take effect at the opening of business on the day specified in the public announcement of a change in Prime Rate.

“Revolving Maturity Date” means November 30, 2019.

B.           Subsection 6.8(a) (Minimum Required EBITDA) of the Loan and Security Agreement is hereby amended and restated in its entirety as follows:

(a)	Minimum Required Quarterly EBITDA. Borrower shall maintain EBITDA, measured on a quarterly basis, for each period set forth below of at least the following:

Period	EBITDA
Quarter ending December 31, 2018	$(275,000)
Quarter ending March 31, 2019	$200,000
Quarter ending June 30, 2019	$700,000
Quarter ending September 30, 2019	$200,000
Quarter ending December 31, 2019	$(100,000)

C.           Exhibit D to the Loan and Security Agreement is hereby replaced with Exhibit D hereto.

3.            CONSISTENT CHANGES. The Existing Documents are each hereby amended wherever necessary to reflect the changes described above.

4.            PAYMENT OF DOCUMENTATION EXPENSES. Borrower shall pay to Bank all of Bank’s out-of-pocket expenses incurred in connection with the amendment and modification of the Loan and Security Agreement (the “Documentation Expenses”).

5.            NO DEFENSES OF BORROWER/GENERAL Release. Borrower agrees that, as of this date, it has no defenses against the obligations to pay any amounts under the Indebtedness. Each Borrower (each, a “Releasing Party”) acknowledges that Bank would not enter into this Loan and Security Modification Agreement without Releasing Party’s assurance that it has no claims against Bank or any of Bank’s officers, directors, employees or agents. Except for the obligations arising hereafter under this Loan and Security Modification Agreement, each Releasing Party releases Bank, and each of Bank’s officers, directors and employees from any known or unknown claims that Releasing Party now has against Bank of any nature, including any claims that Releasing Party, its successors, counsel, and advisors may in the future discover they would have now had if they had known facts not now known to them, whether founded in contract, in tort or pursuant to any other theory of liability, including but not limited to any claims arising out of or related to the Agreement or the transactions contemplated thereby. Releasing Party waives the provisions of California Civil Code section 1542, which states:

A GENERAL RELEASE DOES NOT EXTEND TO CLAIMS WHICH THE CREDITOR DOES NOT KNOW OR SUSPECT TO EXIST IN HIS OR HER FAVOR AT THE TIME OF EXECUTING THE RELEASE, WHICH IF KNOWN BY HIM OR HER, MUST HAVE MATERIALLY AFFECTED HIS OR HER SETTLEMENT WITH THE DEBTOR.

The provisions, waivers and releases set forth in this section are binding upon each Releasing Party and its shareholders, agents, employees, assigns and successors in interest. The provisions, waivers and releases of this section shall inure to the benefit of Bank and its agents, employees, officers, directors, assigns and successors in interest. The provisions of this section shall survive payment in full of the Obligations, full performance of all the terms of this Loan and Security Modification Agreement and the Agreement, and/or Bank’s actions to exercise any remedy available under the Agreement or otherwise.

6.            CONTINUING VALIDITY. Borrower understands and agrees that in modifying the existing Indebtedness, Bank is relying upon Borrower's representations, warranties, and agreements, as set forth in the Existing Documents. Except as expressly modified pursuant to this Loan and Security Modification Agreement, the terms of the Existing Documents remain unchanged and in full force and effect. Bank's agreement to modifications to the existing Indebtedness pursuant to this Loan and Security Modification Agreement in no way shall obligate Bank to make any future modifications to the Indebtedness. Nothing in this Loan and Security Modification Agreement shall constitute a satisfaction of the Indebtedness. It is the intention of Bank and Borrower to retain as liable parties all makers and endorsers of Existing Documents, unless the party is expressly released by Bank in writing. No maker, endorser, or guarantor will be released by virtue of this Loan and Security Modification Agreement. The terms of this paragraph apply not only to this Loan and Security Modification Agreement, but also to any subsequent Loan and Security modification agreements.

7.            CONDITIONS. The effectiveness of this Loan and Security Modification Agreement is conditioned upon payment of the Documentation Expenses.

8.            NOTICE OF FINAL AGREEMENT. BY SIGNING THIS DOCUMENT EACH PARTY REPRESENTS AND AGREES THAT: (A) THIS WRITTEN AGREEMENT REPRESENTS THE FINAL AGREEMENT BETWEEN THE PARTIES, (B) THERE ARE NO UNWRITTEN ORAL AGREEMENTS BETWEEN THE PARTIES, AND (C) THIS WRITTEN AGREEMENT MAY NOT BE CONTRADICTED BY EVIDENCE OF ANY PRIOR, CONTEMPORANEOUS, OR SUBSEQUENT ORAL AGREEMENTS OR UNDERSTANDINGS OF THE PARTIES.

9.            COUNTERSIGNATURE. This Loan and Security Modification Agreement shall become effective only when executed by Bank and Borrower.

BORROWER:		BANK:

WINC, INC.		WESTERN ALLIANCE BANK,
an Arizona corporation

By:	/s/Matt Thelen	By:	/s/ Elizabeth Quigley

Name:	Matt Thelen	Name:	Elizabeth Quigley

Title:	General Counsel	Title:	AVP Relationship Manager

BWSC, LLC

By:	/s/ Brian Smith

Name:	Brian Smith

Title:	President/COO

EXHIBIT D

COMPLIANCE CERTIFICATE

TO:	WESTERN ALLIANCE BANK

FROM:	WINC, INC. and BWSC, LLC

The undersigned authorized officer of WINC, INC. and/or BWSC, LLC hereby certifies that in accordance with the terms and conditions of the Loan and Security Agreement between Borrower and Bank (the “Agreement”), (i) Borrower is in complete compliance for the period ending _______________ with all required covenants except as noted below and (ii) all representations and warranties of Borrower stated in the Agreement are true and correct as of the date hereof. Attached herewith are the required documents supporting the above certification. The Officer further certifies that these are prepared in accordance with Generally Accepted Accounting Principles (GAAP) and are consistently applied from one period to the next except as explained in an accompanying letter or footnotes.

Please indicate compliance status by circling Yes/No under “Complies” column.

Reporting Covenant	Required	Complies
A/R & A/P Agings	Monthly within 30 days	Yes	No
Deferred Revenue Report	Monthly within 30 days	Yes	No
Borrowing Base Certificate (part 1 and part 2)	Monthly within 30 days	Yes	No
Monthly financial statements	Monthly within 30 days	Yes	No
Compliance Certificate	Monthly within 30 days	Yes	No
Annual financial statements (CPA Audited)	Annually within 180 days	Yes	No
Annual operating budget, sales projections and operating plans approved by board of directors	Annually no later than 30 days following the beginning of each fiscal year	Yes	No

A/R Audit	Initial and Annual	Yes	No

Deposit balances with Bank $ ___________________

Deposit balance outside Bank $ _________________

Financial Covenants – measured monthly	Required	Actual	Complies

Remaining Months Liquidity (Minimum Unrestricted	The greater of $1,000,000 or	$________	Yes	No
Cash at Bank) at all times and measured monthly	6x Operating Burn	_____

Minimum Trailing 3 months revenue	≥ 90% of Financial Projections	$________;	Yes	No
		_____%

Minimum Quarterly EBITDA (12/31/2018)	($275,000)	$________	Yes	No
Minimum Quarterly EBITDA (3/31/2019)	$200,000	$________	Yes	No
Minimum Quarterly EBITDA (6/30/2019)	$700,000	$________	Yes	No
Minimum Quarterly EBITDA (9/30/2019)	$200,000	$________	Yes	No
Minimum Quarterly EBITDA (12/31/2019)	($100,000)	$________	Yes	No

Comments Regarding Exceptions: See Attached.

Sincerely,
WINC, INC., on behalf of all Borrowers

SIGNATURE

TITLE

DATE